UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No.           )
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GCI Liberty, Inc.

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GCI LIBERTY, INC.
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5900
April 29, 2019
Dear Stockholder:
You are cordially invited to attend the 2019 annual meeting of stockholders of GCI Liberty, Inc. (GCI Liberty) to be held at 8:00 a.m., local time, on June 24, 2019, at the corporate offices of GCI Liberty, 12300 Liberty Boulevard, Englewood, Colorado 80112, telephone (720) 875-5900.
At the annual meeting, you will be asked to consider and vote on the proposals described in the accompanying notice of annual meeting and proxy statement, as well as on such other business as may properly come before the meeting.
Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please read the enclosed proxy materials and then promptly vote via the Internet or telephone or by completing, signing and returning by mail the enclosed proxy card. Doing so will not prevent you from later revoking your proxy or changing your vote at the meeting.
Thank you for your cooperation and continued support and interest in GCI Liberty.
Very truly yours,
Gregory B. Maffei
President and Chief Executive Officer
The proxy materials relating to the annual meeting will first be made available on or about May 3, 2019.

GCI LIBERTY, INC.
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5900
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be Held on June 24, 2019
NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of GCI Liberty, Inc. (GCI Liberty) to be held at 8:00 a.m., local time, on June 24, 2019, at the corporate offices of GCI Liberty, 12300 Liberty Boulevard, Englewood, Colorado 80112, telephone (720) 875-5900, to consider and vote on the following proposals:
1.
A proposal (which we refer to as the election of directors proposal) to elect John C. Malone and Richard R. Green to continue serving as Class I members of our board until the 2022 annual meeting of stockholders or their earlier resignation or removal; and

2.
A proposal (which we refer to as the auditors ratification proposal) to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2019.

You may also be asked to consider and vote on such other business as may properly come before the annual meeting.
Holders of record of our Series A common stock, par value $0.01 per share, Series B common stock, par value $0.01 per share, and Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, in each case, outstanding as of 5:00 p.m., New York City time, on April 25, 2019, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof. These holders will vote together as a single class on each proposal. A list of stockholders entitled to vote at the annual meeting will be available at our offices at 12300 Liberty Boulevard, Englewood, Colorado 80112 for review by our stockholders for any purpose germane to the annual meeting for at least ten days prior to the annual meeting.
We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.
Our board of directors has unanimously approved each proposal and recommends that you vote “FOR” the election of each director nominee and “FOR” the auditors ratification proposal.

Votes may be cast in person at the annual meeting or by proxy prior to the meeting by telephone, via the Internet, or by mail.
Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Stockholders to be Held on June 24, 2019: our Notice of Annual Meeting of Stockholders, Proxy Statement, and 2018 Annual Report to Stockholders are available at www.proxyvote.com.
YOUR VOTE IS IMPORTANT. Voting promptly, regardless of the number of shares you own, will aid us in reducing the expense of any further proxy solicitation in connection with the annual meeting.
By order of the board of directors,
Katherine C. Jewell
Assistant Vice President and Secretary
Englewood, Colorado
April 29, 2019
WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE PROMPTLY VIA TELEPHONE OR ELECTRONICALLY VIA THE INTERNET. ALTERNATIVELY, PLEASE COMPLETE, SIGN AND RETURN BY MAIL THE ENCLOSED PAPER PROXY CARD.

PROXY STATEMENT SUMMARY
2019 ANNUAL MEETING OF STOCKHOLDERS
WHEN 8:00 a.m., local time, on June 24, 2019 WHERE The Corporate Offices of GCI Liberty 12300 Liberty Boulevard Englewood, Colorado 80112 RECORD DATE 5:00 p.m., New York City time, on April 25, 2019
ITEMS OF BUSINESS
1.
Election of directors proposal—To elect John C. Malone and Richard R. Green to continue serving as Class I members of our board until the 2022 annual meeting of stockholders or their earlier resignation or removal.

2.
Auditors ratification proposal—To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2019.

Such other business as may properly come before the annual meeting.
WHO MAY VOTE
Holders of shares of GLIBA, GLIBB and GLIBP

PROXY VOTING Stockholders of record on the record date are entitled to vote by proxy in the following ways:
By calling 1-800-690-6903 (toll free) in the United States or Canada	Online at www.proxyvote.com	By returning a properly completed, signed and dated proxy card
ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS
Proposal	Voting Recommendation	Page Reference (for more detail)
Election of directors proposal	✓ FOR EACH NOMINEE	9
Auditors ratification proposal	✓ FOR	14
 | GCI Liberty, INC. 2019 Proxy Statement

GCI LIBERTY, INC.
a Delaware Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5900
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
We are furnishing this proxy statement in connection with the board of directors’ solicitation of proxies for use at our 2019 Annual Meeting of Stockholders to be held at 8:00 a.m., local time, on June 24, 2019, at the corporate offices of GCI Liberty, 12300 Liberty Boulevard, Englewood, Colorado 80112, or at any adjournment or postponement of the annual meeting. At the annual meeting, we will ask you to consider and vote on the proposals described in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A common stock, par value $0.01 per share (GLIBA), Series B common stock, par value $0.01 per share (GLIBB), and Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (GLIBP). We refer to GLIBA and GLIBB as our common stock. We refer to our common stock together with GLIBP as our capital stock.
THE ANNUAL MEETING
Electronic Delivery
Registered stockholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.proxyvote.com. Stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery when voting by Internet at www.proxyvote.com, by following the prompts. Also, stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery by contacting their nominee. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. If you are a registered stockholder, you may suspend electronic delivery of the notices and proxy materials at any time by contacting our transfer agent, Broadridge, at (888) 789-8606 (outside the United States (303) 562-9275). Stockholders who hold shares through a bank, brokerage firm or other nominee should contact their nominee to suspend electronic delivery.
Time, Place and Date
The annual meeting of stockholders is to be held at 8:00 a.m., local time, on June 24, 2019, at the corporate offices of GCI Liberty, 12300 Liberty Boulevard, Englewood, Colorado 80112, telephone (720) 875-5900.
Purpose
At the annual meeting, you will be asked to consider and vote on each of the following:
•
the election of directors proposal, to elect John C. Malone and Richard R. Green to continue serving as Class I members of our board until the 2022 annual meeting of stockholders or their earlier resignation or removal; and

•
the auditors ratification proposal, to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2019.

You may also be asked to consider and vote on such other business as may properly come before the annual meeting, although we are not aware at this time of any other business that might come before the annual meeting.
Quorum
In order to conduct the business of the annual meeting, a quorum must be present. This means that the holders of at least a majority of the aggregate voting power represented by the shares of our capital stock outstanding on the record date and entitled to vote at the annual meeting must be represented at the annual meeting either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on a
GCI Liberty, INC. 2019 Proxy Statement | 1

particular proposal or proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) will nevertheless be treated as present for purposes of determining the presence of a quorum. See “—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes” below.
Who May Vote
Holders of shares of GLIBA, GLIBB and GLIBP, as recorded in our stock register as of 5:00 p.m., New York City time, on April 25, 2019 (such date and time, the record date for the annual meeting), will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof.
Votes Required
Each director nominee who receives a plurality of the combined voting power of the outstanding shares of our capital stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors at the annual meeting, voting together as a single class, will be elected to the office.
Approval of the auditors ratification proposal requires the affirmative vote of a majority of the combined voting power of the outstanding shares of our capital stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.
Votes You Have
At the annual meeting, holders of shares of GLIBA will have one vote per share, holders of shares of GLIBB will have ten votes per share, and holders of shares of GLIBP will have one-third of one vote per share, in each case, that our records show are owned as of the record date.
Recommendation of Our Board of Directors	Our board of directors has unanimously approved each of the proposals and recommends that you vote “FOR” the election of each director nominee and “FOR” the auditors ratification proposal.
Shares Outstanding
As of the record date, an aggregate of approximately 101,079,000 shares of GLIBA, 4,441,000 shares of GLIBB and 7,215,000 shares of GLIBP were issued and outstanding and entitled to vote at the annual meeting.
Number of Holders
There were, as of the record date, 1,566, 57 and 666 record holders of GLIBA, GLIBB and GLIBP, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).
Voting Procedures for Record Holders
Holders of record of GLIBA, GLIBB and GLIBP as of the record date may vote in person at the annual meeting, by telephone or through the Internet. Alternatively, they may give a proxy by completing, signing, dating and returning the proxy card by mail. Instructions for voting by using the telephone or the Internet are printed on the proxy voting instructions attached to the proxy card. In order to vote through the Internet, holders should have their proxy cards available so they can input the required information from the proxy card, and log onto the Internet website address shown on the proxy card. When holders log onto the Internet website address, they will receive instructions on how to vote their shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately. Unless subsequently revoked, shares of our capital stock represented by a proxy submitted as described herein and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.
YOUR VOTE IS IMPORTANT. It is recommended that you vote by proxy even if you plan to attend the annual meeting. You may change your vote at the annual meeting.
2 | GCI Liberty, INC. 2019 Proxy Statement

THE ANNUAL MEETING
If you submit a properly executed proxy without indicating any voting instructions as to a proposal enumerated in the Notice of Annual Meeting of Stockholders, the shares represented by the proxy will be voted “FOR” the election of each director nominee and “FOR” the auditors ratification proposal.
If you submit a proxy indicating that you abstain from voting as to a proposal, it will have no effect on the election of directors proposal and will have the same effect as a vote “AGAINST” the auditors ratification proposal.
If you do not submit a proxy or you do not vote in person at the annual meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have no effect on determining whether any of the proposals are approved (if a quorum is present).
Voting Procedures for Shares Held in Street Name
General
If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares or to grant or revoke a proxy. The rules and regulations of the New York Stock Exchange and The Nasdaq Stock Market LLC (Nasdaq) prohibit brokers, banks and other nominees from voting shares on behalf of their clients with respect to numerous matters, including, in our case, the election of directors proposal. Accordingly, to ensure your shares held in street name are voted on these matters, we encourage you to provide promptly specific voting instructions to your broker, bank or other nominee.
Effect of Broker Non-Votes
Broker non-votes are counted as shares of our capital stock present and entitled to vote for purposes of determining a quorum but will have no effect on any of the proposals. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of GLIBA, GLIBB or GLIBP or how to change your vote or revoke your proxy.
Revoking a Proxy
If you submitted a proxy prior to the start of the annual meeting, you may change your vote by voting in person at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Any signed proxy revocation or later-dated proxy must be received before the start of the annual meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 11:59 p.m., New York City time, on June 23, 2019 for shares held directly and 11:59 p.m., New York City time, on June 19, 2019 for shares held in the Liberty Media 401(k) Savings Plan or the Employee Stock Purchase Plan (the GCI 401(k) Plan) adopted by GCI Liberty, Inc., an Alaska corporation (Old GCI Liberty).
Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.
If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.
Solicitation of Proxies
We are soliciting proxies by means of our proxy statement and our annual report (together, the proxy materials) on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We pay the cost of soliciting these proxies. We also reimburse brokers and other nominees for their expenses in sending paper proxy materials to you and getting your voting instructions.
If you have any further questions about voting or attending the annual meeting, please contact GCI Liberty Investor Relations at (833) 618-8602 or Broadridge at (888) 789-8606.
Other Matters to Be Voted on at the Annual Meeting
Our board of directors is not currently aware of any business to be acted on at the annual meeting other than that which is described in the Notice of Annual Meeting of Stockholders and this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment. In the event there is a proposal to adjourn or postpone the annual meeting, the persons designated as proxies will have discretion to vote on that proposal.
GCI Liberty, INC. 2019 Proxy Statement | 3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information concerning shares of our capital stock beneficially owned by each person or entity known by us to own more than five percent of the outstanding shares of each series of our capital stock. All of such information is based on publicly available filings, unless otherwise known to us from other sources.
Unless otherwise indicated, the security ownership information is given as of February 28, 2019 and, in the case of percentage ownership information, is based upon (1) 101,046,645 shares of GLIBA, (2) 4,441,109 shares of GLIBB and (3) 7,215,832 shares of GLIBP, in each case, outstanding on that date. The percentage voting power is presented in the table below on an aggregate basis for all shares of our capital stock.
Name and Address of Beneficial Owner	Title of Series or Class	Amount and Nature of Beneficial Ownership	Percent of Series (%)	Voting Power (%)
John C. Malone c/o GCI Liberty, Inc. 12300 Liberty Boulevard Englewood, CO 80112	GLIBA	607,021(1)	*	27.6
	GLIBB	4,021,175(1)	90.5
	GLIBP	10(1)	*
Gregory B. Maffei c/o GCI Liberty, Inc. 12300 Liberty Boulevard Englewood, CO 80112	GLIBA	1,807,099(1)	1.8	8.4
	GLIBB	1,151,220(1)	21.5
	GLIBP	—	—
Ronald A. Duncan c/o GCI Liberty, Inc. 12300 Liberty Boulevard Englewood, CO 80112	GLIBA	1,480,362(1)	1.5	1.1
	GLIBB	—	—
	GLIBP	476,104(1)	6.6
John W. Stanton and Theresa E. Gillespie 155 108th Avenue, N.E., Suite 400 Bellevue, WA 98004	GLIBA	1,690,085(2)	1.7	1.3
	GLIBB	—	—
	GLIBP	536,193(3)	7.4
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	GLIBA	10,582,924(4)	10.5	7.2
	GLIBB	—	—
	GLIBP	—	—
FPR Partners, LLC 199 Fremont Street, Suite 2500 San Francisco, CA 94105	GLIBA	8,746,670(5)	8.7	5.9
	GLIBB	—	—
	GLIBP	—	—
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	GLIBA	8,460,160(6)	8.4	5.7
	GLIBB	—	—
	GLIBP	—	—
Eagle Capital Management LLC 499 Park Avenue, 17th Floor New York, NY 10022	GLIBA	5,890,527(7)	5.8	4.0
	GLIBB	—	—
	GLIBP	—	—
*
Less than one percent

(1)
Information with respect to shares of GCI Liberty capital stock beneficially owned by Mr. Malone, who is the Chairman of the Board and a director of GCI Liberty, Mr. Maffei, who is the President and Chief Executive Officer and a director of GCI Liberty, and Mr. Duncan, who is a director of GCI Liberty, is also set forth in “—Security Ownership of Management” below.

(2)
Based on information available to us and Amendment No. 8 to Schedule 13D, filed March 12, 2018, by John W. Stanton and Theresa E. Gillespie (Stanton and Gillespie), which states that, with respect to GLIBA, Stanton and Gillespie have shared voting and shared dispositive power over 1,689,008.58 shares.

4 | GCI Liberty, INC. 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(3)
Based on the Schedule 13D, filed March 12, 2018, by Stanton and Gillespie, which states that, with respect to GLIBP, Stanton and Gillespie have shared voting power over 536,193 shares and shared dispositive power over 536,193 shares.

(4)
Based on Amendment No. 1 to Schedule 13G, filed February 14, 2019, jointly by T. Rowe Price Associates, Inc. (T. Rowe) and T. Rowe Price New Horizons Fund, Inc. (New Horizons), which states that, with respect to GLIBA, T. Rowe has sole voting power over 2,103,245 shares and sole dispositive power over 10,582,924 shares and New Horizons has sole voting power over 7,479,877 shares.

(5)
Based on Schedule 13G, filed February 14, 2019, jointly by FPR Partners, LLC. (FPR), Andrew Raab and Bob Peck, which states that, with respect to GLIBA, FPR has sole voting power and sole dispositive power over 8,746,670 shares and Mr. Raab and Mr. Peck have shared voting power and shared dispositive power over 8,746,670 shares.

(6)
Based on Amendment 7 to Schedule 13G, filed February 11, 2019, by The Vanguard Group (Vanguard), which states that, with respect to GLIBA, Vanguard has sole voting power over 47,624 shares, sole dispositive power over 8,410,620 shares, shared voting power over 11,522 shares and shared dispositive power over 49,540 shares.

(7)
Based on Schedule 13G, filed February 14, 2019, by Eagle Capital Management LLC (Eagle Capital), which states that, with respect to GLIBA, Eagle Capital has sole voting power over 5,060,467 shares and sole dispositive power over 5,890,527 shares.

GCI Liberty, INC. 2019 Proxy Statement | 5

Security Ownership of Management
The following table sets forth information with respect to the ownership by each of our directors and named executive officers and by all of our directors and executive officers as a group of shares of GLIBA, GLIBB, and GLIBP. The security ownership information with respect to the shares of our capital stock is given as of February 28, 2019, and, in the case of percentage ownership information, is based upon (1) 101,046,645 shares of GLIBA, (2) 4,441,109 shares of GLIBB and (3) 7,215,832 shares of GLIBP, in each case, outstanding on that date. The percentage voting power is presented in the table below on an aggregate basis for all shares of our capital stock.
Shares of restricted stock that have been granted pursuant to GCI Liberty’s incentive plans are included in the outstanding share numbers, for purposes of the table below. The table also includes performance-based restricted stock units that have been certified as earned by our compensation committee on or before February 28, 2019 that will be settled in shares of our common stock within 60 days of such date. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after February 28, 2019 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of GLIBB, though convertible on a one-for-one basis into shares of GLIBA, are reported as beneficial ownership of GLIBB only, and not as beneficial ownership of GLIBA. So far as is known, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.
The number of shares indicated as owned by the persons in the table includes interests in shares held by the Liberty Media 401(k) Savings Plan and the GCI 401(k) Plan as of February 28, 2019. The shares held by the respective trustee of the Liberty Media 401(k) Savings Plan and the GCI 401(k) Plan for the benefit of these persons are voted as directed by such persons.
Name	Title of Series or Class	Amount and Nature of Beneficial Ownership (in thousands)	Percent of Series (%)	Voting Power (%)
John C. Malone Chairman of the Board and Director	GLIBA	607(1)(2)	*	27.6
	GLIBB	4,021(1)(3)	90.5
	GLIBP	**	*
Gregory B. Maffei President, Chief Executive Officer and Director	GLIBA	1,807(4)(5)(6)	1.8	8.4
	GLIBB	1,151(5)	21.5
	GLIBP	—	—
Ronald A. Duncan Director and Chief Executive Officer, GCI Holdings, LLC	GLIBA	1,480(7)(10)	1.5	1.1
	GLIBB	—	—
	GLIBP	476(7)	6.6
Gregg L. Engles Director	GLIBA	2	*	*
	GLIBB	—	—
	GLIBP	—	—
Donne F. Fisher Director	GLIBA	57	*	*
	GLIBB	**	*
	GLIBP	8	*
Richard R. Green Director	GLIBA	2(8)	*	*
	GLIBB	—	—
	GLIBP	—	—
6 | GCI Liberty, INC. 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Name	Title of Series or Class	Amount and Nature of Beneficial Ownership (in thousands)	Percent of Series (%)	Voting Power (%)
Sue Ann Hamilton Director	GLIBA	2	*	*
	GLIBB	—	—
	GLIBP	—	—
Richard N. Baer Chief Legal Officer	GLIBA	22(5)(9)	*	*
	GLIBB	—	—
	GLIBP	—	—
Mark D. Carleton Chief Financial Officer	GLIBA	53(5)(9)	*	*
	GLIBB	—	—
	GLIBP	3	*
Albert E. Rosenthaler Chief Corporate Development Officer	GLIBA	98(4)(5)(9)	*	*
	GLIBB	—	—
	GLIBP	—	—
Peter Pounds Former Senior Vice President, Chief Financial Officer, Secretary and Treasurer of Old GCI Liberty	GLIBA	72(10)	*	*
	GLIBB	—	—
	GLIBP	35	*
All directors and executive officers (as a group (11 persons))	GLIBA	4,201(1)(2)(4)(5)(6)(7)(8)(9)(10)	4.1	35.5
	GLIBB	5,173(1)(3)(5)	96.8
	GLIBP	522(7)	7.2
*
Less than one percent

**
Less than 1,000 shares

(1)
Includes 79,243 GLIBA shares and 123,847 GLIBB shares held by Mr. Malone’s wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes (i) 527,746 GLIBA shares pledged to Fidelity Brokerage Services, LLC (Fidelity) in connection with a margin loan facility extended by Fidelity and (ii) 79,243 GLIBA shares pledged to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch) in connection with margin loan facilities extended by Merrill Lynch.

(3)
Includes 66,683 GLIBB shares held by two trusts which are managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children and in which Mr. Malone has no pecuniary interest. Mr. Malone retains the right to substitute assets held by the trusts and has disclaimed beneficial ownership of the shares held by the trusts.

(4)
Includes shares held in the Liberty Media 401(k) Savings Plan as follows:

GLIBA

Gregory B. Maffei	870
Albert E. Rosenthaler	1,845
Total	2,715

(5)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options exercisable within 60 days after February 28, 2019.

	GLIBA	GLIBB

Richard N. Baer	2,659	—
Mark D. Carleton	30,418	—
Gregory B. Maffei	873,998	904,825
Albert E. Rosenthaler	44,111	—
Total	951,186	904,825

(6)
Includes 574,210 GLIBA shares held by a grantor retained annuity trust.

(7)
Includes the following: (a) 2,178 shares of GLIBA and 581 shares of GLIBP allocated to Mr. Duncan under the GCI 401(k) Plan, formerly known as the Stock Purchase Plan; (b) 917,229 shares of GLIBA and 332,022 shares of GLIBP to which Mr. Duncan has a direct pecuniary interest; (c) 12,600 shares of GLIBA and 4,000 shares of GLIBP held by Missy, LLC, which is 25% owned by Mr. Duncan, 25% owned by Dani Bowman, Mr. Duncan’s wife, and 50% owned by a trust of which Mr. Duncan’s daughter is the

GCI Liberty, INC. 2019 Proxy Statement | 7

50% beneficiary and for which Mr. Duncan is the General Manager and has voting and dispositive power; (d) 9,450 shares of GLIBA and 3,000 shares of GLIBP owned by the Neoma Lowndes Trust which Ms. Miller is a 50% beneficiary and for which Mr. Duncan is the trustee with sole voting and dispositive power; (e) 56,828 shares of GLIBA and 18,041 shares of GLIBP held by Dani Bowman, of which Mr. Duncan disclaims beneficial ownership; and (f) 188,930 shares of GLIBA and 20,721 shares of GLIBP held by a grantor retained annuity trust. Includes 1,403,985 shares of GLIBA and 452,327 shares of GLIBP pledged as security for certain margin loan facilities as of February 1, 2019.
(8)
Includes 354 shares of GLIBA held by Dr. Green’s spouse.

(9)
Includes performance-based restricted stock units that had been certified as earned by our compensation committee and that will be settled in shares of our common stock within 60 days after February 28, 2019, as follows:

GLIBA

Richard N. Baer	4,171
Mark D. Carleton	3,114
Albert E. Rosenthaler	3,114
Total	10,399

(10)
Includes restricted stock units that will be settled in shares of our common stock within 60 days after February 28, 2019, as follows:

GLIBA

Ronald A. Duncan	4,654
Peter Pounds	1,406
Total	6,060

Changes in Control
We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.
8 | GCI Liberty, INC. 2019 Proxy Statement

PROPOSALS OF OUR BOARD
The following proposals will be presented at the annual meeting by our board of directors.
PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL
Board of Directors
Our board of directors currently consists of seven directors, divided among three classes. Our Class I directors, whose term will expire at the 2019 annual meeting, are John C. Malone and Richard R. Green. These directors are nominated for election to our board to continue serving as Class I directors, and we have been informed that Messrs. Malone and Green are each willing to continue serving as a director of our company. The term of the Class I directors who are elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2022. Our Class II directors, whose term will expire at the annual meeting of stockholders in the year 2020, are Ronald A. Duncan and Donne F. Fisher. Our Class III directors, whose term will expire at the annual meeting of stockholders in the year 2021, are Gregory B. Maffei, Sue Ann Hamilton and Gregg L. Engles.
If any nominee should decline election or should become unable to serve as a director of our company for any reason before election at the annual meeting, votes will be cast by the persons appointed as proxies for a substitute nominee, if any, designated by the board of directors.
The following lists the two nominees for election as directors at the annual meeting and the five directors of our company whose term of office will continue after the annual meeting, and includes as to each person how long such person has been a director of our company, such person’s professional background, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our board of directors. All positions referenced in the biographical information below with our company include, where applicable, positions with our predecessors. The number of shares of our capital stock beneficially owned by each director is set forth in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management.”
Nominees for Election as Directors
John C. Malone
•
Age: 78

•
Chairman of the Board of our company.

•
Professional Background: Mr. Malone has served as the Chairman of the Board of our company since March 2018. He served as Chairman of the Board of Qurate Retail, Inc. (formerly named Liberty Interactive Corporation, Qurate Retail), including its predecessor, from its inception in 1994 until March 2018 and served as Qurate Retail’s Chief Executive Officer from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of Tele-Communications, Inc. (TCI) from November 1996 until March 1999, when it was acquired by AT&T Corp., and as Chief Executive Officer of TCI from January 1994 to March 1997.

•
Other Public Company Directorships: Mr. Malone has served as (i) Chairman of the Board of Liberty Media Corporation (Liberty Media) (including its predecessor) since August 2011 and as a director since December 2010, (ii) the Chairman of the Board of Liberty Broadband Corporation (Liberty Broadband) since November 2014, (iii) the Chairman of the Board of Liberty Global plc (LGP) since June 2013, having previously served as Chairman of the Board of Liberty Global, Inc. (LGI), LGP’s predecessor, from June 2005 to June 2013, Chairman of the Board of LGI’s predecessor, Liberty Media International, Inc. (LMI) from March 2004 to June 2005 and a director of UnitedGlobalCom, Inc., now a subsidiary of LGP, from January 2002 to June 2005, (iv) a director of Discovery, Inc. (Discovery), which was formerly known as Discovery Communications, Inc. (Discovery Communications), since September 2008, and a director of Discovery Communications’ predecessor Discovery Holding Company (DHC), from May 2005 to September 2008 and as Chairman of the Board from March 2005 to September 2008, (v) Chairman of the Board of Liberty Expedia Holdings, Inc. (Liberty Expedia) since November 2016, (vi) a director of Liberty Latin America Ltd. since December 2017 and (vii) a director of Qurate Retail (including its predecessor) since 1994 and served as Chairman of the Board of Qurate Retail (including its predecessor) from 1994 to March 2018. Previously, he served as (i) a director of Lions Gate Entertainment Corp. from March 2015 to September 2018, (ii) a director of Charter

GCI Liberty, INC. 2019 Proxy Statement | 9

Communications, Inc. (Charter) from May 2013 to July 2018, (iii) a director of Expedia, Inc. from December 2012 to December 2017, having previously served as a director from August 2005 to November 2012, (iv) the Chairman of the Board of Liberty TripAdvisor Holdings, Inc. (Liberty TripAdvisor) from August 2014 to June 2015, (v) a director of Sirius XM Holdings Inc. (Sirius XM) from April 2009 to May 2013, (vi) a director of Ascent Capital Group, Inc. from January 2010 to September 2012, (vii) a director of Live Nation Entertainment, Inc. (Live Nation) from January 2010 to February 2011, (viii) Chairman of the Board of DIRECTV and its predecessors from February 2008 to June 2010 and (ix) a director of IAC/InterActive Corp from May 2006 to June 2010.
•
Board Membership Qualifications: Mr. Malone, as President of TCI, co-founded Qurate Retail’s former parent company and is considered one of the preeminent figures in the media and telecommunications industry. He is well known for his sophisticated problem solving and risk assessment skills.

Richard R. Green
•
Age: 81

•
A director of our company.

•
Professional Background: Dr. Green has served as a director of our company since March 2018. For over 20 years, Dr. Green served as President and Chief Executive Officer of CableLabs® before retiring in December 2009. Prior to joining CableLabs®, he was a senior vice president at PBS from 1984 through 1988, and served as a director of CBS’s Advanced Television Technology Laboratory from 1980 through 1983. Dr. Green is a Professor of Engineering and Director of the Center of Technology and Innovation at the University of Denver. He also serves as a director of Jones/NCTI, a Jones Knowledge Company, which is a workforce performance solutions company for individuals and broadband companies.

•
Other Public Company Directorships: Dr. Green has served as a director of Liberty Broadband since November 2014 and a director of LGP and its predecessors since December 2008. He has also served as a director of Shaw Communications, Inc., a telecommunications company based in Canada, since 2010.

•
Board Membership Qualifications: Dr. Green brings to our board his extensive professional and executive background and his particular knowledge and experience in the complex and rapidly changing field of technology for broadband communications services, which contributes to our company’s evaluation of technological initiatives and challenges and strengthens the board’s collective qualifications, skills and attributes.

Directors Whose Term Expires in 2020
Ronald A. Duncan
•
Age: 66

•
A director of our company.

•
Professional Background: Mr. Duncan is a co-founder of our predecessor, Old GCI Liberty, and has served as a director on our board, including the board of our predecessor, since 1979. Mr. Duncan has served as the Chief Executive Officer of our subsidiary, GCI Holdings, LLC (GCI Holdings) since March 2018. Mr. Duncan served as Chief Executive Officer of our predecessor from January 1989 to March 2018 and as its President from January 1989 to August 2017.

•
Other Public Company Directorships: None.

•
Board Membership Qualifications: Mr. Duncan brings to our board significant financial and operational experience in the telecommunications industry as the co-founder of our predecessor and its former Chief Executive Officer and President.

10 | GCI Liberty, INC. 2019 Proxy Statement

PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL
Donne F. Fisher
•
Age: 80

•
A director of our company.

•
Professional Background: Mr. Fisher has served as a director of our company since March 2018, as a director of our predecessor from 1980 to December 2005 and as Chairman of the Board of our predecessor from June 2002 to December 2005. Mr. Fisher has served as President of Fisher Capital Partners, Ltd., a venture capital partnership, since December 1991. Mr. Fisher also served in various positions at TCI from 1968 to 1996 including as Executive Vice President of TCI from January 1994 to January 1996 and served as a consultant to TCI, including its successors AT&T Broadband LLC and Comcast Corporation, from 1996 to December 2005.

•
Other Public Company Directorships: Mr. Fisher served as a director of Liberty Broadband from November 2014 to June 2015 and served as a director of Liberty Media (including its predecessor) from September 2011 to June 2015. Mr. Fisher served as a director of our predecessor from 1980 to December 2005, as a director of LMI from May 2004 to June 2005 and as a director of Qurate Retail from October 2001 to September 2011. Mr. Fisher was also Chairman of the Board of our predecessor from June 2002 to December 2005.

•
Board Membership Qualifications: Mr. Fisher brings extensive industry experience to our board and a critical perspective on its business, having held several executive positions over many years with TCI, having previously served as a director of Qurate Retail, Liberty Media, Liberty Broadband and our predecessor. In addition, Mr. Fisher’s financial expertise includes a focus on venture capital investment, which is different from the focus of our other board members and helpful to our board in formulating investment objectives and determining the growth potential of businesses both within our company and those that the board evaluates for investment purposes.

Directors Whose Term Expires in 2021
Gregory B. Maffei
•
Age: 58

•
Chief Executive Officer, President and a director of our company.

•
Professional Background: Mr. Maffei has served as a director and the President and Chief Executive Officer of our company since March 2018. He has served as the President and Chief Executive Officer of Liberty Media (including its predecessor) since May 2007, Liberty TripAdvisor since July 2013 and Liberty Broadband since June 2014. He has served as the Chairman of the Board of Qurate Retail (including its predecessor) since March 2018, and as a director of Qurate Retail (including its predecessor) since November 2005, and he served as the President and Chief Executive Officer of Qurate Retail (including its predecessor) from February 2006 to March 2018, having served as its CEO-Elect from November 2005 through February 2006. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation (Oracle), Chairman, President and Chief Executive Officer of 360networks Corporation (360networks), and Chief Financial Officer of Microsoft Corporation (Microsoft).

•
Other Public Company Directorships: Mr. Maffei has served as (i) a director of Liberty Media (including its predecessor) since May 2007, (ii) a director of Liberty TripAdvisor since July 2013 and as its Chairman of the Board since June 2015, (iii) a director of Liberty Broadband since June 2014 and (iv) Chairman of the Board of Qurate Retail since March 2018 and a director of Qurate Retail (including its predecessor) since November 2005. He has served as (i) the Chairman of the Board of Sirius XM since April 2013 and as a director since March 2009, (ii) the Chairman of the Board of Live Nation since March 2013 and as a director since February 2011, (iii) the Chairman of the Board of TripAdvisor, Inc. since February 2013, (iv) a director of Charter since May 2013 and (v) a director of Zillow Group, Inc. since February 2015, having previously served as a director of its predecessor, Zillow, Inc., from May 2005 to February 2015. Mr. Maffei served as (i) Chairman of the Board of Starz from January 2013 until its acquisition by Lions Gate Entertainment Corp. in December 2016, (ii) a director of Barnes & Noble, Inc. from September 2011 to April 2014, (iii) a director of Electronic Arts, Inc. from June 2003 to July 2013, (iv) a director of DIRECTV and its predecessors from February 2008 to June 2010 and (v) the Chairman of the Board of Pandora Media, Inc. from September 2017 to February 2019.

GCI Liberty, INC. 2019 Proxy Statement | 11

•
Board Membership Qualifications: Mr. Maffei brings to our board significant financial and operational experience based on his current senior policy making positions at our company, Liberty Media, Qurate Retail, Liberty TripAdvisor, and Liberty Broadband and his previous executive positions at Oracle, 360networks and Microsoft. In addition, Mr. Maffei has extensive public company board experience. He provides our board with an executive leadership perspective on the strategic planning for, and operations and management of, large public companies and risk management principles.

Sue Ann Hamilton
•
Age: 58

•
A director of our company.

•
Professional Background: As Principal of the consultancy Hamilton Media LLC (Hamilton Media), Ms. Hamilton advises and represents major media and technology companies. In this role, she serves as Executive Vice President—Distribution and Business Development for AXS TV LLC, a partnership between founder Mark Cuban, AEG, Ryan Seacrest Media, Creative Artists Agency and CBS, and she represents The Mark Cuban Companies/Radical Ventures as board observer for Philo, Inc., a privately held technology company. Prior to launching Hamilton Media, from 2003 until 2007, she served as Executive Vice President—Programming and Senior Vice President—Programming for Charter, the cable and internet service provider. Before her work at Charter, she held numerous management positions at AT&T Broadband LLC and its predecessor, TCI, dating back to 1993. Prior to her career in technology, media, and telecommunications, she was a partner at Chicago-based law firm Kirkland & Ellis, specializing in complex commercial transactions. She received her J.D. degree from Stanford Law School, where she was Associate Managing Editor of the Stanford Law Review and Editor of the Stanford Journal of International Law. She is a magna cum laude graduate of Carleton College in Northfield, Minnesota.

•
Other Public Company Directorships: Ms. Hamilton has served as a director of FTD since December 2014.

•
Board Membership Qualifications: As a result of her extensive management experience, Ms. Hamilton brings to our board significant leadership, oversight and consulting skills, as well as experience in the media, technology and legal fields.

Gregg L. Engles
•
Age: 61

•
A director of our company.

•
Professional Background: Mr. Engles has served as a director of our company since March 2018. He has served as a partner of Capitol Peak Partners since he founded it in August 2017. He previously served as (i) Chairman of the Board and Chief Executive Officer of The WhiteWave Foods Company (WhiteWave) from October 2012 until its acquisition by Danone in April 2017 and (ii) Chief Executive Officer of Dean Foods Company, WhiteWave’s former parent company, from April 1996 until WhiteWave’s initial public offering in October 2012.

•
Other Public Company Directorships: Mr. Engles has served as a director of Liberty Expedia since November 2016. He has also served as a director of Danone since April 2017. Mr. Engles previously served as a director and Chairman of the Board of Dean Foods Company from April 1996 to July 2013, except when he served as its Vice-Chairman from January 2002 to May 2002. He also served as a director of Treehouse Foods, Inc. from June 2005 to May 2008.

•
Board Membership Qualifications: Mr. Engles offers our board significant operational experience gained through his senior leadership positions at WhiteWave and other large public companies. He provides our board with executive leadership perspective on the operations and management of public companies, which will assist our board in evaluating strategic opportunities.

12 | GCI Liberty, INC. 2019 Proxy Statement

PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL
Vote and Recommendation
A plurality of the combined voting power of the outstanding shares of our capital stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors at the annual meeting, voting together as a single class, is required to elect each of Messrs. Malone and Green as a Class I member of our board of directors.
Our board of directors unanimously recommends a vote “FOR” the election of each nominee to our board of directors.
GCI Liberty, INC. 2019 Proxy Statement | 13

PROPOSAL 2—THE AUDITORS RATIFICATION PROPOSAL
We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2019.
Even if the selection of KPMG LLP is ratified, the audit committee of our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be advisable. In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2019.
A representative of KPMG LLP is expected to be available to answer appropriate questions at the annual meeting and will have the opportunity to make a statement if he or she so desires.
Change in Independent Auditors
On March 9, 2018, pursuant to the Agreement and Plan of Reorganization, dated as of April 4, 2017, by and among Qurate Retail, Liberty Interactive LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Qurate Retail (Liberty LLC), and Old GCI Liberty, as amended (the GCI Reorganization Agreement), Qurate Retail acquired a controlling equity interest in Old GCI Liberty in exchange for certain assets and liabilities of Qurate Retail’s Ventures Group, which controlling equity interest Qurate Retail subsequently split-off to holders of its Series A and Series B Liberty Ventures common stock (the LVNT stock) in full redemption thereof  (such transactions together with the other transactions contemplated by the GCI Reorganization Agreement, the Transactions). Further, references to Old GCI Liberty refer to Old GCI Liberty prior to the completion of the Transactions (including under its prior name, General Communication, Inc.).
Grant Thornton LLP (GT) was Old GCI Liberty’s independent registered public accounting firm for the fiscal year ended December 31, 2017. On March 9, 2018, GT was replaced as our independent registered public accounting firm by KPMG LLP. The replacement of GT and approval of the appointment of KPMG LLP as our independent registered public accounting firm was approved by the audit committee of our board of directors on March 9, 2018 in connection with the closing of the Transactions and on May 11, 2018 following the reincorporation of our company in Delaware. For accounting purposes, the Transactions are treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, which were audited by KPMG LLP for the fiscal years ended December 31, 2015, 2016 and 2017, have become our historical financial statements.
GT’s audit report on Old GCI Liberty’s financial statements for the fiscal year ended December 31, 2017, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified as to audit scope or accounting principles. During the fiscal year ended December 31, 2017 and in the subsequent interim period through March 9, 2018, (a) there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and GT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to GT’s satisfaction, would have caused GT to make reference in connection with GT’s opinion to the subject matter of the disagreement; and (b) there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.
We provided GT with a copy of the disclosures made in a Current Report on Form 8-K filed with the SEC on March 14, 2018 and requested that GT furnish us with a letter addressed to the Securities and Exchange Commission (SEC) stating whether they agree with the above statements. The letter is filed as Exhibit 16.1 to that Current Report on Form 8-K.
During the fiscal year ended December 31, 2017 and in the subsequent interim period through March 9, 2018, neither we nor anyone on our behalf consulted with KPMG LLP regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that KPMG LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).
14 | GCI Liberty, INC. 2019 Proxy Statement

PROPOSAL 2—THE AUDITORS RATIFICATION PROPOSAL
Audit Fees and All Other Fees
The following table presents fees for professional audit services rendered by (i) KPMG LLP for the audit of our consolidated financial statements for 2018 and fees billed for other services rendered by KPMG LLP for 2018 and (ii) GT for the audit of Old GCI Liberty’s consolidated financial statements for 2017 and fees billed for other services rendered by GT for 2017.
	2018	2017

Audit fees(1)	$3,998,000	1,435,000
Audit related fees(2)	—	135,000
Audit and audit related fees	3,998,000	1,570,000
Tax fees	—	—
Total fees	$3,998,000	1,570,000

(1)
Consists of fees for our and Old GCI Liberty’s annual financial statement audit, quarterly financial statement reviews, reviews of other filings by the company with the SEC, audit of Old GCI Liberty’s internal control over financial reporting and for services that are normally provided by an auditor in connection with statutory and regulatory filings or engagements.

(2)
Consists of fees for Form S-4 filings in 2017 and the audit of the GCI 401(k) Plan and review of the related annual report on Form 11-K filed with the SEC during 2018 and 2017.

Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.
Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
Our audit committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as “pre-approved services”):
•
audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with registration statements, periodic reports and other documents filed or issued in connection with securities offerings (including comfort letters and consents), (iii) attestations of management reports on our internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;

•
audit related services as specified in the policy, including (i) due diligence services, (ii) financial statement audits of employee benefit plans, (iii) consultations with management as to the accounting or disclosure treatment of transactions, (iv) attest services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to dispositions, and (vii) general assistance with implementation of the requirements of certain Securities and Exchange Commission rules or listing standards; and

•
tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence and advice regarding mergers and acquisitions.

Notwithstanding the foregoing general pre-approval, if, in the reasonable judgment of our Chief Financial Officer or Senior Vice President and Controller, an individual project involving the provision of pre-approved services is likely to result in fees in excess of  $50,000, or if individual projects under $50,000 are likely to equal or exceed $250,000 during the period between the regularly scheduled meetings of the audit committee, then such projects will require the specific pre-approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. Gregg Engles currently serves as the chairman of our audit committee. In addition, the independent auditor is required to provide a report at each regularly scheduled audit committee meeting on all pre-approved services incurred during the preceding quarter. Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee.
GCI Liberty, INC. 2019 Proxy Statement | 15

Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.
All services provided by our independent auditor during 2018 were approved in accordance with the terms of the policy in place.
Vote and Recommendation
The affirmative vote of a majority of the combined voting power of the outstanding shares of our capital stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class, is required to approve the auditors ratification proposal.
Our board of directors unanimously recommends a vote “FOR” the auditors ratification proposal.
16 | GCI Liberty, INC. 2019 Proxy Statement

MANAGEMENT AND GOVERNANCE MATTERS
Executive Officers
The following lists the executive officers of our company (other than Gregory B. Maffei, our President and Chief Executive Officer, and John C. Malone, our Chairman of the Board, who also serve as directors of our company and who are listed under “Proposal 1—The Election of Directors Proposal”), their ages and a description of their business experience, including positions held with our company. All positions referenced in the table below with our company include, where applicable, positions with our predecessors.
Name	Positions
Richard N. Baer Age: 62	Mr. Baer has served as Chief Legal Officer of our company since March 2018, Qurate Retail, Liberty Media, Liberty TripAdvisor and Liberty Broadband since January 2016 and Liberty Expedia since March 2016. He previously served as Senior Vice President and General Counsel of Qurate Retail and Liberty Media from January 2013 to December 2015, Liberty TripAdvisor from July 2013 to December 2015 and Liberty Broadband from June 2014 to December 2015. Previously, Mr. Baer served as Executive Vice President and Chief Legal Officer of UnitedHealth Group Incorporated from May 2011 to December 2012. He served as Executive Vice President and General Counsel of Qwest Communications International Inc. from December 2002 to April 2011 and Chief Administrative Officer from August 2008 to April 2011.
Albert E. Rosenthaler Age: 59	Mr. Rosenthaler has served as Chief Corporate Development Officer of our company since March 2018, and Qurate Retail, Liberty Media, Liberty TripAdvisor, Liberty Broadband and Liberty Expedia since October 2016. He previously served as Chief Tax Officer of Qurate Retail, Liberty Media, Liberty TripAdvisor and Liberty Broadband from January 2016 to September 2016 and Liberty Expedia from March 2016 to September 2016. He previously served as a Senior Vice President of Qurate Retail (including its predecessor) from April 2002 to December 2015, Liberty Media (including its predecessor) from May 2007 to December 2015, Liberty TripAdvisor from July 2013 to December 2015 and Liberty Broadband from June 2014 to December 2015.
Mark D. Carleton Age: 58	Mr. Carleton has served as Chief Financial Officer of our company since March 2018. He previously served as Treasurer of our company from March 2018 to May 2018. He has also served as Chief Financial Officer of Qurate Retail, Liberty Media and Liberty Broadband since October 2016. He previously served as Chief Development Officer of Qurate Retail, Liberty Media, Liberty Broadband and Liberty TripAdvisor from January 2016 to September 2016, as a Senior Vice President of Qurate Retail from November 2014 to December 2015, Liberty Media from January 2013 to December 2015 and Liberty Broadband from October 2014 to December 2015, and as a Senior Vice President of predecessors of Liberty Media from December 2003 to January 2013. Prior to that time, Mr. Carleton served as a partner at KPMG LLP.
Our executive officers will serve in such capacities until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption.
During the past ten years, none of our directors and executive officers has had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.
GCI Liberty, INC. 2019 Proxy Statement | 17

Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us during our most recent fiscal year and written representations made to us by our executive officers and directors, we believe that, during the year ended December 31, 2018, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were met, with the exception of three Form 4 filings reporting five transactions by Mark Carleton that were filed on an untimely basis.
Code of Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, directors and officers, which constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of business conduct and ethics is available on our website at www.gciliberty.com.
Director Independence
It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with us. To assist our board of directors in determining which of our directors qualify as independent for purposes of Nasdaq rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board of directors follows Nasdaq’s corporate governance rules on the criteria for director independence.
Our board of directors has determined that each of Gregg L. Engles, Donne F. Fisher, Richard R. Green and Sue Ann Hamilton qualifies as an independent director of our company.
In connection with the Transactions, Stephen M. Brett, Jerry A. Edgerton, Scott M. Fisher, William P. Glasgow, Mark W. Kroloff, Stephen R. Mooney, James M. Schneider, Bridget L. Baker and Eric L. Zinterhofer resigned as members of Old GCI Liberty’s board of directors (the Legacy Board) as of March 9, 2018, at 8:00 a.m., New York City time (the contribution effective time). The Legacy Board believed that each of its members satisfied the definition of an “Independent Director,” with the exception of Mr. Duncan. The term “Independent Director” as used by the Legacy Board meant an individual, other than one of Old GCI Liberty’s executive officers or employees, and other than any other individual having a relationship which in the opinion of the board would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Accordingly, the Legacy Board believed that each of Stephen M. Brett, Jerry A. Edgerton, Scott M. Fisher, William P. Glasgow, Mark W. Kroloff, Stephen R. Mooney, James M. Schneider, Bridget L. Baker and Eric L. Zinterhofer was an “Independent Director.”
Board Composition
As described above under “Proposal 1—The Election of Directors Proposal,” our board is comprised of directors with a broad range of backgrounds and skill sets, including in media and telecommunications, venture capital and technology. Our board is also chronologically diverse with our members’ ages spanning three to four decades. For more information on our policies with respect to board candidates, see “—Committees of the Board of Directors—Nominating and Corporate Governance Committee” below.
Board Leadership Structure
Our board has separated the positions of Chairman of the Board and Chief Executive Officer (principal executive officer). John C. Malone, one of our largest stockholders, holds the position of Chairman of the Board, leads our board and board meetings and provides strategic guidance to our Chief Executive Officer. Gregory B. Maffei, our President, holds the position of Chief Executive Officer, leads our management team and is responsible for driving the performance of our company. We believe this division of responsibility effectively assists our board in fulfilling its duties.
Board Role in Risk Oversight
The board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees. Our audit committee oversees management of financial risks and risks relating to potential conflicts of interest. Our compensation committee oversees the management of risks relating to our compensation arrangements with senior officers. Our nominating and corporate governance committee oversees risks associated with the independence of the board. These committees then provide reports periodically to the full board. The oversight responsibility of the board and its committees is enabled by management reporting processes
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that are designed to provide visibility to the board about the identification, assessment and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, legal and compliance, and other risks. Our management reporting processes include regular reports from our Chief Executive Officer, which are prepared with input from our senior management team, and also include input from our Internal Audit group.
Committees of the Board of Directors
Executive Committee
Our board of directors has established an executive committee, whose members are John C. Malone and Gregory B. Maffei. Except as specifically prohibited by the General Corporation Law of the State of Delaware, the executive committee may exercise all the powers and authority of our board of directors in the management of our business and affairs, including the power and authority to authorize the issuance of shares of our capital stock.
Compensation Committee
Our board of directors has established a compensation committee, whose chairperson is Sue Ann Hamilton and whose other members are Gregg L. Engles and Richard R. Green. Stephen M. Brett, Bridget L. Baker, Jerry A. Edgerton, Stephen R. Mooney and James M. Schneider had also served as members of the compensation committee during their tenure on the Legacy Board. See “—Director Independence” above.
In connection with the Transactions, we entered into a Services Agreement, dated March 9, 2018, with Liberty Media (the services agreement), pursuant to which Liberty Media will provide us with administrative, executive and management services. The compensation committee will evaluate the services fee under the services agreement on at least an annual basis. In addition, the compensation committee may approve incentive awards or other forms of compensation to employees of Liberty Media who are providing services to our company, which employees include our executive officers.
If we engage a Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Tax Officer or Chief Corporate Development Officer to perform services for our company outside the services agreement, the compensation committee will review and approve corporate goals and objectives relevant to the compensation of any such person. The compensation committee also oversees the compensation of the executive officers of our non-public operating subsidiaries. For a description of our processes and policies for consideration and determination of executive compensation, including the role of our Chief Executive Officer and outside consultants in determining or recommending amounts and/or forms of compensation, see “Executive Compensation—Compensation Discussion and Analysis.”
Our board of directors has adopted a written charter for the compensation committee, which is available on our website at www.gciliberty.com.
Compensation Committee Report
The compensation committee has reviewed and discussed with our management the “Compensation Discussion and Analysis” included under “Executive Compensation” below. Based on such review and discussions, the compensation committee recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement.
Submitted by the Members of the Compensation Committee

Sue Ann Hamilton
Gregg L. Engles
Richard R. Green
GCI Liberty, INC. 2019 Proxy Statement | 19

Compensation Committee Interlocks and Insider Participation
No member of our compensation committee during 2018 is or has been an officer or employee of our company, or has engaged in any related party transaction in which our company was a participant.
Nominating and Corporate Governance Committee
Our board of directors has established a nominating and corporate governance committee, whose chairman is Richard R. Green and whose other members are Gregg L. Engles and Sue Ann Hamilton. See “—Director Independence” above. All of the members of the Legacy Board, other than Ronald A. Duncan, had also served as members of the nominating & corporate governance committee during their tenure on the Legacy Board. See “—Director Independence” above.
The nominating and corporate governance committee identifies individuals qualified to become board members consistent with criteria established or approved by our board of directors from time to time, identifies director nominees for upcoming annual meetings, develops corporate governance guidelines applicable to our company and oversees the evaluation of our board and management.
The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such recommendations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Corporate Secretary, GCI Liberty, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112. Stockholder recommendations must be made in accordance with our bylaws, as discussed under “Stockholder Proposals” below, and contain the following information:
•
the name and address of the proposing stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and documentation indicating the number of shares of our capital stock owned beneficially and of record by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

•
the candidate’s name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate’s qualifications, as described below;

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a statement detailing any relationship, arrangement or understanding between the proposing stockholder and/or beneficial owner(s), if different, and any other person(s) (including their names) under which the proposing stockholder is making the nomination and any affiliates or associates (as defined in Rule 12b-2 of the Exchange Act) of such proposing stockholder(s) or beneficial owner (each a Proposing Person);

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a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board of directors;

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any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

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a representation as to whether the Proposing Person intends (or is part of a group that intends) to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

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a representation by each Proposing Person who is a holder of record of our capital stock as to whether the notice is being given on behalf of the holder of record and/or one or more beneficial owners, the number of shares held by any beneficial owner along with evidence of such beneficial ownership and that such holder of record is entitled to vote at the annual stockholders meeting and intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election;

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a written consent of the candidate to be named in the proxy statement and to serve as a director, if nominated and elected;

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a representation as to whether the Proposing Person has received any financial assistance, funding or other consideration from any other person regarding the nomination (a Stockholder Associated Person) (including the details of such assistance, funding or consideration); and

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•
a representation as to whether and the extent to which any hedging, derivative or other transaction has been entered into with respect to our company within the last six months by, or is in effect with respect to, the Proposing Person, any person to be nominated by the proposing stockholder or any Stockholder Associated Person, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proposing Person, its nominee, or any such Stockholder Associated Person.

In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.
To be nominated to serve as a director, a nominee need not meet any specific minimum criteria. However, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:
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independence from management;

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his or her unique background, including education, professional experience and relevant skill sets;

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judgment, skill, integrity and reputation;

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existing commitments to other businesses as a director, executive or owner;

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personal conflicts of interest, if any; and

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the size and composition of the existing board of directors, including whether the potential director nominee would positively impact the composition of the board by bringing a new perspective or viewpoint to the board of directors.

The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The nominating and corporate governance committee does not have a formal policy with respect to diversity; however, our board and the nominating and corporate governance committee believe that it is important that our board members represent diverse viewpoints.
When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to our board of directors, it may recommend to the full board that candidate’s nomination and election.
Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director’s past attendance at, and participation in, meetings of the board of directors and its committees and the director’s formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.
The members of our nominating and corporate governance committee have determined that Messrs. Malone and Green, who are nominated for election at the annual meeting, continue to be qualified to serve as directors of our company and such nominations were approved by the entire board of directors.
Our board of directors has adopted a written charter for the nominating and corporate governance committee. Our board of directors has also adopted corporate governance guidelines, which were developed by the nominating and corporate governance committee. The charter and the corporate governance guidelines are available on our website at www.gciliberty.com.
Audit Committee
Our board of directors has established an audit committee, whose chairman is Gregg L. Engles and whose other members are Richard R. Green and Sue Ann Hamilton. Scott M. Fisher, William P. Glasgow and Stephen R. Mooney had also served as members of the audit committee during their tenure on the Legacy Board. See “—Director Independence” above.
GCI Liberty, INC. 2019 Proxy Statement | 21

Our board of directors has determined that Mr. Engles is an “audit committee financial expert” under applicable SEC rules and regulations. The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The committee’s functions include, among other things:
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appointing or replacing our independent auditors;

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reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

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reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

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reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;

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reviewing our management’s procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

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confirming compliance with applicable SEC and stock exchange rules; and

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preparing a report for our annual proxy statement.

Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.gciliberty.com.
Audit Committee Report
Each member of the audit committee is an independent director as determined by our board of directors, based on the listing standards of Nasdaq. Each member of the audit committee also satisfies the SEC’s independence requirements for members of audit committees. Our board of directors has determined that Mr. Engles is an “audit committee financial expert” under applicable SEC rules and regulations.
The audit committee reviews our financial reporting process on behalf of our board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Our independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles. Our independent auditor also expresses its opinion as to the effectiveness of our internal control over financial reporting.
Our audit committee has reviewed and discussed with management and KPMG LLP our most recent audited consolidated financial statements, as well as management’s assessment of the effectiveness of our internal control over financial reporting and KPMG LLP’s evaluation of the effectiveness of our internal control over financial reporting. Our audit committee has also discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, including that firm’s judgment about the quality of our accounting principles, as applied in its financial reporting.
KPMG LLP has provided our audit committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence, and the audit committee has discussed with KPMG LLP that firm’s independence from the company and its subsidiaries.
Based on the reviews, discussions and other considerations referred to above, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 (the 2018 Form 10-K), which was filed on February 28, 2019 with the SEC.
Submitted by the Members of the Audit Committee

Gregg L. Engles
Richard R. Green
Sue Ann Hamilton
Other
Our board of directors, by resolution, may from time to time establish other committees of our board of directors, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our board of directors, subject to applicable law.
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Board Meetings
During 2018, there were six meetings of our full board of directors, no meetings of our executive committee, three meetings of our compensation committee, one meeting of our nominating and corporate governance committee and seven meetings of our audit committee. Additionally, during 2018, there were no meetings of the full Legacy Board, no meetings of the Legacy Board’s executive committee, one meeting of the Legacy Board’s compensation committee, no meetings of the Legacy Board’s nominating & corporate governance committee and one meeting of the Legacy Board’s audit committee
Director Attendance at Annual Meetings
Our board of directors encourages all members of the board to attend each annual meeting of our stockholders. Four of the seven directors then serving attended our 2018 annual meeting of stockholders.
Stockholder Communication with Directors
Our stockholders may send communications to our board of directors or to individual directors by mail addressed to our board of directors or to an individual director c/o GCI Liberty, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112. All such communications from stockholders will be forwarded to our directors on a timely basis.
Executive Sessions
In 2018, the independent directors of our company, then serving, met at three executive sessions without management participation.
Any interested party who has a concern regarding any matter that it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to independent directors of GCI Liberty, c/o GCI Liberty, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112. The current independent directors of our company are Gregg L. Engles, Donne F. Fisher, Richard R. Green and Sue Ann Hamilton.
GCI Liberty, INC. 2019 Proxy Statement | 23

EXECUTIVE COMPENSATION
This section sets forth information relating to, and an analysis and discussion of, compensation paid by our company to the following persons (who we refer to as the named executive officers):
•
Gregory B. Maffei, our President and Chief Executive Officer;

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Mark D. Carleton, our Chief Financial Officer;

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Richard N. Baer, our Chief Legal Officer;

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Albert E. Rosenthaler, our Chief Corporate Development Officer;

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Ronald A. Duncan, the Chief Executive Officer of GCI Holdings and the former Chief Executive Officer of Old GCI Liberty; and

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Peter J. Pounds, Senior Vice President, Chief Financial Officer, Secretary and Treasurer of GCI Holdings and the former Senior Vice President, Chief Financial Officer and Secretary of Old GCI Liberty.

On March 9, 2018, following the completion of the Transactions, Messrs. Maffei, Carleton, Baer and Rosenthaler were appointed to their current executive positions at our company, and their 2018 compensation was determined by the respective compensation committees of Liberty Media, Qurate Retail and our company. In connection with the completion of the Transactions, Messrs. Duncan and Pounds resigned from their executive positions with Old GCI Liberty and Messrs. Duncan and Pounds assumed the role of CEO and CFO, respectively, of our subsidiary, GCI Holdings. Messrs. Duncan’s and Pounds’ 2018 compensation was determined by our compensation committee following the completion of the Transactions.
Compensation Discussion and Analysis
GCI Liberty Executives’ Compensation—Messrs. Maffei, Baer, Carleton and Rosenthaler
Services Agreement
In connection with the Transactions, we entered into the Services Agreement, pursuant to which Liberty Media provides to our company certain administrative and management services, and we pay Liberty Media a monthly management fee, the amount of which is subject to semi-annual review (and at least an annual review by our compensation committee). Liberty Media employees, including Messrs. Maffei, Baer, Carleton and Rosenthaler, who provide services to our company pursuant to the Services Agreement, are not separately compensated by our company other than with respect to equity awards with respect to our common stock. See “—Changes for 2019—Equity Awards to Messrs. Maffei, Baer, Carlton and Rosenthaler” below for information concerning equity awards that were granted to these named executive officers in 2019.
For the year ended December 31, 2018, we accrued management fees payable to Liberty Media under the services agreement of  $5.9 million.
Role of Chief Executive Officer in Compensation Decisions; Setting Executive Compensation
Mr. Maffei did not make any determinations with respect to 2018 compensation because no compensation was paid by the company in 2018 to Messrs. Baer, Carleton and Rosenthaler. As a result of the management fee paid to Liberty Media, the compensation committee does not currently expect to provide any cash compensation to these named executive officers; rather it may determine to separately compensate these named executive officers with equity incentive compensation. Prospectively, Mr. Maffei may make recommendations with respect to any equity compensation to be awarded to these named executive officers. It is expected that our chief executive officer, in making any recommendations to our compensation committee, will evaluate the performance and contributions of each of these named executive officers, given his respective area of responsibility, and, in doing so, will consider various qualitative factors such as:
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the executive officer’s experience and overall effectiveness;

•
the executive officer’s performance during the preceding year;

•
the responsibilities of the executive officer, including any changes to those responsibilities over the year; and

•
the executive officer’s demonstrated leadership and management ability.

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Elements of 2018 Executive Compensation
Messrs. Maffei, Baer, Carleton and Rosenthaler did not receive any equity incentive compensation from our company during 2018. The equity awards held by these named executive officers and reported below in “—Outstanding Equity Awards at Fiscal Year-End” were issued as a result of the anti-dilution adjustments applied to their outstanding equity awards relating to Qurate Retail’s Liberty Ventures common stock when the Transactions were completed, including their outstanding unvested multi-year grants and performance-based RSU awards described below. Please see “—Changes for 2019—Equity Awards to Messrs. Maffei, Baer, Carlton and Rosenthaler—2018 Above-Target Awards” for information pertaining to Mr. Maffei’s 2018 above-target stock option award in our GLIBB shares that was granted in March 2019 and our compensation committee’s plan to grant equity awards in the future to these named executive officers.
Equity Incentive Compensation
Consistent with our compensation philosophy, our compensation committee believes in aligning the interests of these named executive officers with those of our stockholders and may grant awards of stock-based incentive compensation in the future to further align their interests. This will ensure that our executives have a continuing stake in our long-term success.
The GCI Liberty, Inc. 2018 Omnibus Incentive Plan (the 2018 incentive plan) provides for the grant of a variety of incentive awards, including stock options, restricted shares, RSUs, stock appreciation rights and performance awards. We expect that our compensation committee will prefer to grant stock options and awards of restricted stock or RSUs (as compared with other types of available awards under the 2018 incentive plan) based on the belief that they better promote retention of key employees through the continuing, long-term nature of an equity investment. It is the policy of our compensation committee that stock options be awarded with an exercise price equal to fair market value on the date of grant, typically measured by reference to the closing price on the grant date.
Prior to the Transactions, the Qurate Retail compensation committee (and prior to September 2011 when Liberty Media’s former parent company was split off from its former parent company, Liberty Interactive, the Liberty Interactive compensation committee) determined to make larger grants (equaling approximately four to five years’ value of the annual grants made in years prior to 2009) that vest between four and five and three-quarters years after grant, rather than making annual grants over the same period. These multi-year stock option grants provide for back-end weighted vesting and generally expire seven to ten years after grant to encourage executives to remain with the company over the long-term and to better align their interests with those of the stockholders. In addition, the Qurate Retail compensation committee also has been granting annual performance-based equity awards to its senior officers since December 2014. In that regard, multi-year stock option awards and performance-based RSU awards were granted to Qurate Retail’s executive officers prior to the Transactions, including Messrs. Maffei, Baer, Carleton and Rosenthaler, and, accordingly, the multi-year stock option grants and performance-based RSU awards were adjusted in connection with the Transactions pursuant to the anti-dilution provisions of the incentive plans under which they were granted. The performance-based RSUs granted to Messrs. Maffei, Baer, Carleton and Rosenthaler would vest based in part on the Qurate Retail compensation committee’s evaluation of the performance of the businesses and assets contributed to GCI Liberty in connection with the Transactions.
Old GCI Liberty Executives’ Compensation—Messrs. Duncan and Pounds
Compensation Process and Principles
As discussed above, on March 9, 2018, Mr. Duncan became Chief Executive Officer of GCI Holdings and Mr. Pounds became Chief Financial Officer of GCI Holdings when their resignations from their respective executive positions at Old GCI Liberty became effective. Following the completion of the Transactions, our compensation committee determined the compensation of Messrs. Duncan and Pounds for the remainder of 2018 and considered:
•
each element of their respective compensation packages, including base salary, bonus, equity compensation, perquisites and other personal benefits;

•
GCI Holdings’ financial performance compared to internal forecasts and budgets;

GCI Liberty, INC. 2019 Proxy Statement | 25

•
individual performance and the performance of the groups reporting to Mr. Duncan and Mr. Pounds; and

•
the competitive nature of the compensation packages offered based on general industry knowledge of the media, and telecommunications industries and, use of survey information provided by Mercer (US) Inc.

Prior to approving Messrs. Duncan’s and Pounds’ 2018 compensation, our compensation committee also considered the recommendation of Mr. Maffei with respect to Mr. Duncan’s compensation and the recommendation of Mr. Maffei and Mr. Duncan with respect to Mr. Pounds’ compensation. We currently expect to enter into long-term employment arrangements this year with each of Mr. Duncan and Mr. Pounds that will establish the elements and amounts of their respective compensation packages.
Elements of 2018 Executive Compensation
For 2018, the elements of Messrs. Duncan and Pounds’ compensation were:
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base salary;

•
a performance-based bonus payable in cash;

•
time-vested RSUs and performance-based RSUs; and

•
perquisites and other limited personal benefits.

Base Salary. Mr. Duncan’s and Mr. Pounds’ 2018 base salaries remained the same as their 2017 base salaries. Our compensation committee believes base salary should be a relatively smaller portion of Messrs. Duncan’s and Pounds’ overall compensation package, thereby aligning their interests more closely with those of our stockholders. Generally, after an individual’s base salary has been established, we expect that salary increases will be limited to changes in the scope of the individual’s responsibilities.
2018 Performance-based Bonuses. Because the Transactions were not completed until March 2018 and 2018 was a transitional year, our compensation committee did not establish pre-determined performance criteria for payout of bonuses in 2018. Therefore, our compensation committee determined to pay a discretionary bonus to each of Mr. Duncan and Mr. Pounds based on their 2018 performance and the achievement of GCI Holdings’ 2018 objectives and plan. In determining the amounts to be paid, our compensation committee reviewed GCI Holdings’ Adjusted EBITDA growth and revenue growth. Our compensation committee also reviewed GCI Holdings’ 2018 capital expenditures. For purposes of the bonus determination, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and certain purchase price adjustments. In addition, our compensation committee considered input from Mr. Maffei with respect to the bonus paid in 2019 to Mr. Duncan for his 2018 performance. Our compensation committee also considered input from Mr. Maffei and Mr. Duncan on the bonus paid in 2019 to Mr. Pounds for his 2018 performance. Our compensation committee then approved a payment to Mr. Duncan of  $489,159, which was 41% of his maximum bonus of  $1,207,741, and approved a payment to Mr. Pounds of  $147,765, which was 44% of his maximum bonus of  $334,375.
Equity Incentive Compensation.
•
Multi-year RSUs. Consistent with Qurate Retail’s previous practices, our compensation committee expects to make larger equity awards (equaling approximately five years’ value of an executive officer’s annual grants) that will vest five years after grant, rather than making annual grants over the same period. These multi-year grants provide for back-end weighted vesting to encourage GCI Holdings’ officers to remain with the company over the long-term and to better align their interests with those of our stockholders. Accordingly, our compensation committee made a multi-year RSU award to Messrs. Duncan and Pounds in December 2018. All of the 56,134 multi-year RSUs granted to Mr. Duncan will cliff vest on January 5, 2023, and all of the 15,990 multi-year RSUs granted to Mr. Pounds will cliff vest on November 15, 2022.

•
Annual Performance-based Equity Awards. Consistent with Qurate Retail’s previous practice of granting annual performance-based awards to its senior officers, our compensation committee expects to grant annual performance-based RSUs to Messrs. Duncan and Pounds. Because the Transactions were not completed until March 2018 and 2018 was a transitional year, our compensation committee did not establish a performance-based RSU program in 2018. Instead, our compensation committee reviewed the 2018 performance of Mr. Duncan and Mr. Pounds on the same criteria as used in the 2018 performance-based bonus program described above under “—Old GCI Liberty Executives’ Compensation—Messrs. Duncan and Pounds—Elements of 2018 Executive Compensation—2018 Performance-based Bonuses.” Our compensation committee then determined to grant and vest 4,654 RSUs for Mr. Duncan’s 2018 performance and grant and

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vest 1,406 RSUs for Mr. Pounds’ 2018 performance. As a result, Mr. Duncan received 41% of the maximum number of 2018 RSUs for which he was eligible to receive in 2018, and Mr. Pounds received 44% of the maximum number of 2018 RSUs for which he was eligible to receive in 2018.
Perquisites. Messrs. Maffei, Baer, Carleton and Rosenthaler did not receive any perquisites from our company in 2018.
Old GCI Liberty’s executive officers, including Messrs. Duncan and Pounds, received certain perquisites during 2018 that the Old GCI Liberty’s compensation committee (the Legacy CC) believed were reasonable and appropriate and consistent with Old GCI Liberty’s awareness of perquisites offered by similar publicly traded companies. The perquisites assisted in attracting and retaining Old GCI Liberty’s executive officers and, in the case of certain perquisites, promoted health, safety and efficiency of the executive officers. These perquisites continued to be provided after the closing of the Transactions and are described below.
•
Use of Company Aircraft. Old GCI Liberty permitted employees, including Messrs. Duncan, Pounds and its other executive officers, to use company aircraft for personal travel for themselves and their guests. Such travel generally was limited to a space available basis on flights that were otherwise business-related, and the additional variable cost to Old GCI Liberty (such as fuel, catering, and landing fees) was de minimus. Where the additional variable cost to Old GCI Liberty occurred on such a flight solely for the personal purposes of Mr. Duncan, Mr. Pounds or their guests, that cost is included in the Summary Compensation Table entry for Mr. Duncan or Mr. Pounds, as the case may be. Fixed costs (such as hangar expenses, crew salaries and monthly leases) are not included in the Summary Compensation Table. In any case, in the event such a cost was non-deductible by Old GCI Liberty under the Internal Revenue Code of 1986, as amended (the Code), the value of that lost deduction is included in the Summary Compensation Table entry for Mr. Duncan or Mr. Pounds. When employees, including Messrs. Duncan and Pounds, used company aircraft for such travel they were attributed with taxable income in accordance with regulations pursuant to the Code. Old GCI Liberty did not “gross up” or reimburse an employee for taxes he or she owed on such attributed income. The variable cost of the aircraft for personal travel, if any, is included in the respective entries in the Summary Compensation Table. See “—Summary Compensation Table.”

•
Enhanced Disability Benefits. Old GCI Liberty provided its senior executive officers with enhanced long-term and short-term disability benefits. The long-term disability benefit provided a supplemental replacement income benefit of 60% of average monthly compensation capped at $10,000 per month, and the short-term disability benefit provided a supplemental replacement income benefit of 66 2∕3% of average monthly compensation, capped at $2,300 per week.

•
Miscellaneous. Aside from benefits offered to its employees generally, Old GCI Liberty provided miscellaneous other benefits to Mr. Duncan and/or Mr. Pounds, including:

◦
a success sharing incentive program offered to all of Old GCI Liberty’s employees that shared 15% of the excess Adjusted EBITDA over the highest previous year (Success Sharing);

◦
use of our company retreat facilities; and

◦
in Mr. Duncan’s case, board fees for his service on Old GCI Liberty’s board of directors. The Legacy CC believed that it was appropriate to pay board fees to Mr. Duncan given the additional oversight responsibilities and the accompanying liability incumbent upon members of the board. In determining the appropriate amount of overall compensation payable to Mr. Duncan in his capacity as Old GCI Liberty’s chief executive officer, the Legacy CC considered the board fees that were payable to Mr. Duncan.

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Shareholder Advisory Votes on Executive Compensation
At Old GCI Liberty’s 2017 annual stockholder meeting, stockholders representing a majority of the aggregate voting power of Old GCI Liberty present and entitled to vote on Old GCI Liberty’s say-on-pay proposal voted in favor of, on an advisory basis, the executive compensation disclosed in Old GCI Liberty’s proxy statement for the 2017 annual meeting of stockholders. No material changes were implemented to our executive compensation program as a result of this vote. At Old GCI Liberty’s 2017 annual stockholder meeting, stockholders elected to hold a say-on-pay vote every three years, which was adopted as the frequency at which future say-on-pay votes would be held.
Changes for 2019
Equity Awards to Messrs. Maffei, Baer, Carleton and Rosenthaler
2019 Performance-based RSUs. As discussed above, Messrs. Maffei, Baer, Carleton and Rosenthaler perform management services for our company pursuant to the services agreement. As a result, we have not separately compensated these named executive officers for these services. In addition, our company has not incurred any of the costs of the equity awards granted by Liberty Media to its executive officers who provide services to our company. Following a review of this practice, our compensation committee determined to grant the equity awards to Messrs. Maffei, Baer, Carleton and Rosenthaler described below after considering the Liberty Media compensation committee’s request that our company grant a proportionate share of the aggregate equity grant value given to each of these named executive officers each year for their service to our company and each of Liberty Media, Qurate Retail, Liberty TripAdvisor and Liberty Broadband. The proportionate share for each company was determined based 50% on relative market capitalization and 50% on relative time spent by Liberty Media employees on services for our company.
In March 2019, our compensation committee determined to grant RSUs with respect to 51,429 GLIBB shares to Mr. Maffei, and RSUs with respect to GLIBA shares (collectively, the 2019 RSUs) to Messrs. Baer (4,821), Carleton (3,600) and Rosenthaler (3,600). Mr. Maffei will determine the extent to which the 2019 RSUs will vest for Messrs. Baer, Carleton and Rosenthaler and recommend such payout to our compensation committee. Our compensation committee will also consult with the Liberty Media compensation committee regarding Mr. Maffei’s performance and vesting of his 2019 RSUs. However, notwithstanding this joint effort, our compensation committee retains sole discretion with respect to approving the extent to which these named executive officers’ 2019 RSUs will vest.
2018 Above-Target Awards. In addition, after consultation with the Liberty Media compensation committee, our compensation committee awarded Mr. Maffei above-target awards for his performance in 2018. As a result of the discussions with the Liberty Media compensation committee, the Liberty Media compensation committee, the Qurate Retail compensation committee and our compensation committee awarded Mr. Maffei above-target awards with a grant value aggregating $2.7 million. The compensation committees split the grant value by each granting an additional 15% of the target number of restricted stock units and stock options granted to Mr. Maffei in March 2018 pursuant to the Liberty Media and Qurate Retail performance equity programs. Accordingly, our compensation committee approved the grant of 21,457 GLIBB stock options to Mr. Maffei, relating to awards of Qurate Retail’s former Series B Liberty Ventures common stock (LVNTB) on an as-converted basis as a result of the Transactions. It is expected that the stock options will be granted and will vest in May 2019. The stock options will have a seven-year term.
Arrangements with Messrs. Duncan and Pounds
Duncan Aircraft Arrangement. Our compensation committee approved providing Mr. Duncan with 80 hours of personal flight time for 2019. See “Certain Relationships and Related Transactions—Duncan Leases—Duncan Aircraft Usage Arrangement” for more information.
Employment Agreements. Messrs. Duncan and Pounds currently do not have employment agreements with GCI Holdings or our company. We anticipate entering into agreements with these executives in 2019.
Policy on Restatements
In those instances where we grant equity-based incentive compensation, we expect to include in the related agreement with the executive a right, in favor of our company, to require the executive to repay or return to the company any cash, stock or other incentive compensation (including proceeds from the disposition of shares
28 | GCI Liberty, INC. 2019 Proxy Statement

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received upon exercise of options or stock appreciation rights). That right will arise if   (1) a material restatement of any of our financial statements is required and (2) in the reasonable judgment of our compensation committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the executive. In determining the amount of such repayment or return, our compensation committee may take into account, among other factors it deems relevant, the extent to which the market value of the applicable series of our common stock was affected by the errors giving rise to the restatement. The cash, stock or other compensation that we may require the executive to repay or return must have been received by the executive during the 12-month period beginning on the date of the first public issuance or the filing with the SEC, whichever occurs earlier, of the financial statement requiring restatement. The compensation required to be repaid or returned will include (1) cash or company stock received by the executive (A) upon the exercise during that 12-month period of any stock appreciation right held by the executive or (B) upon the payment during that 12-month period of any incentive compensation, the value of which is determined by reference to the value of company stock, and (2) any proceeds received by the executive from the disposition during that 12-month period of company stock received by the executive upon the exercise, vesting or payment during that 12-month period of any award of equity-based incentive compensation.
GCI Liberty, INC. 2019 Proxy Statement | 29

Summary Compensation Table
Name and Principal Position (as of 12/31/18)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gregory B. Maffei(2) President and Chief Executive Officer	2018	—	—	—	—	—	—	—	—
	2017	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2016	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Richard N. Baer(2) Chief Legal Officer	2018	—	—	—	—	—	—	—	—
	2017	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2016	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Mark D. Carleton(2) Chief Financial Officer	2018	—	—	—	—	—	—	—	—
	2017	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2016	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Albert E. Rosenthaler(2) Chief Corporate Development Officer	2018	—	—	—	—	—	—	—	—
	2017	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2016	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Ronald A. Duncan(3) Chief Executive Officer of GCI Holdings; and Former Chief Executive Officer of Old GCI Liberty	2018	925,000	489,159	3,153,385	—	—	—	108,762(4)	4,676,306
	2017	925,000	—	1,188,789	—	981,747	—	127,840(4)	3,223,376
	2016	925,000	—	1,118,454	—	833,632	—	83,000(4)	2,960,086
Peter J. Pounds(5) Chief Financial Officer of GCI Holdings; and Former Senior Vice President, Chief Financial Officer and Secretary of Old GCI Liberty	2018	400,000	147,765	1,512,014	—	—	—	18,560(4)	2,078,339
	2017	400,000	35,384(6)	468,134	—	184,899	—	25,000(4)	1,113,417
	2016	400,000	5,280(6)	1,845,581	—	206,982	—	18,279(4)	2,476,122
(1)
This column reflects the grant date fair values of awards of restricted stock granted to Messrs. Duncan and Pounds during 2018, 2017 and 2016 and Messrs. Duncan’s and Pounds’ 2018 awards of multi-year restricted stock units, each of which has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 13 to our consolidated financial statements for the year ended December 31, 2018 (which are included in our 2018 Form 10-K).

(2)
Messrs. Maffei, Baer, Carleton and Rosenthaler joined our company in March 2018 and are named executive officers of our company for the first time.

(3)
In connection with the completion of the Transactions, Mr. Duncan resigned as Chief Executive Officer of Old GCI Liberty and assumed the role of Chief Executive Officer of GCI Holdings.

(4)
The “All Other Compensation” amounts reported for Messrs. Duncan and Pounds consisted of:

Name	Year	GCI 401(k) Plan ($)(a)	Board Fees ($)	Success Sharing ($)(b)	Life Insurance Premiums ($)	Use of Company Retreat Facilities ($)(c)	Total ($)
Ronald A. Duncan	2018	18,500	32,500	—	762	57,000	108,762
	2017	18,000	65,000	—	—	44,840	127,840
	2016	18,000	65,000	—	—	—	83,000
Peter J. Pounds	2018	18,500	—	—	60	—	18,560
	2017	18,000	—	—	—	7,000	25,000
	2016	18,000	—	279	—	—	18,279
(a)
Represents matching contributions by Old GCI Liberty under the GCI 401(k) Plan, which were made to each of Old GCI Liberty’s full-time employees with over one year of service. During 2018, 2017 and 2016, the match was based upon the lesser of  $18,500, $18,000 and $18,000, respectively, or 10% of the employee’s salary and the total of the employee’s pre-tax and post-tax contributions to the plan.

(b)
See “—Compensation Discussion and Analysis—Old GCI Liberty Executives’ Compensation—Messrs. Duncan and Pounds—Elements of 2018 Executive Compensation—Perquisites.”

(c)
The allocated cost of using Old GCI Liberty’s remote fishing retreat for personal guests or family members.

(5)
In connection with the completion of the Transactions, Mr. Pounds resigned as Senior Vice President, Chief Financial Officer and Secretary of Old GCI Liberty and assumed the role of Chief Financial Officer GCI Holdings.

(6)
Represents compensation paid pursuant to Old GCI Liberty’s 2017 and 2016 annual incentive compensation programs in excess of Mr. Pounds’ target payment under the programs.

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Pay Ratio Disclosure
We are providing the following information about the relationship of the median annual total compensation of our employees and our chief executive officer’s total compensation for 2018 pursuant to the SEC’s pay ratio disclosure rules set forth in Item 402(u) of Regulation S-K. We believe our pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s pay ratio disclosure rules. However, because these rules provide flexibility in determining the methodology, assumptions and estimates used to determine pay ratios and the fact that workforce composition issues differ significantly between companies, our pay ratio may not be comparable to the pay ratios reported by other companies.
On March 9, 2018, the Transactions were completed, which significantly changed how we compensate our executive officers, including our chief executive officer, and our employee population, with the addition of new employees from Qurate Retail and Evite, Inc. (Evite). To identify our new median employee, we first determined our employee population as of December 31, 2018 (the determination date), which consisted of employees located in the U.S. representing all full-time, part-time, seasonal and temporary employees employed by our company and our consolidated subsidiaries, GCI Holdings and Evite, on that date. Using information from our payroll records and Form W-2s, we then measured each employee’s gross wages for calendar year 2018, consisting of base salary, commissions, actual bonus payments, long-term incentive cash payments, if any, realized equity award value and taxable fringe benefits. We did not annualize the compensation of employees who were new hires or took a leave of absence in 2018. Also, we did not annualize the compensation of our temporary or seasonal employees. In addition, we did not make any cost-of-living adjustments to the gross wages information.
Once we identified our new median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determined the total compensation of our named executive officers for purposes of the Summary Compensation Table above. We then compared the new median employee’s total compensation against the total compensation of Mr. Maffei, who was our chief executive officer on the determination date. Because Mr. Maffei did not receive any compensation from our company during 2018, we did not annualize his compensation. The ratio of our chief executive officer’s total annual compensation to that of the new median employee was as follows:
Chief Executive Officer Total Annual Compensation	$0
Median Employee Total Annual Compensation	$70,926
Ratio of Chief Executive Officer to Median Employee Total Annual Compensation	0:1
Executive Compensation Arrangements
Gregory B. Maffei
In connection with the completion of the Transaction, Mr. Maffei’s option awards to purchase shares of LVNT stock, including his December 2014 grant of term options to purchase LVNTB shares from Qurate Retail, and his unvested award of restricted LVNTB shares were adjusted pursuant to the anti-dilution provisions of the various incentive plans under which these awards were granted, such that his options to purchase LVNT stock were exchanged for options to purchase an equivalent number of shares of the corresponding series of our common stock and his award of restricted LVNTB shares was exchanged for an award of restricted GLIBB shares (collectively, the Legacy Maffei Awards).
Upon a change in control (as defined in Mr. Maffei’s Employment Agreement with Qurate Retail) prior to Mr. Maffei’s termination or in the event of Mr. Maffei’s termination for death or disability, all of his unvested Legacy Maffei Awards will become vested and exercisable, as applicable. If Mr. Maffei is terminated for cause, all of his unvested Legacy Maffei Awards will terminate immediately. If Mr. Maffei is terminated by our company without cause or if he terminates his employment for good reason, then each unvested tranche of each type of Legacy Maffei Awards will vest pro rata based on the number of days elapsed in the vesting period for such tranche since the grant date plus 548 calendar days; however, in the event (i) all members of the Malone Group (as defined in Mr. Maffei’s Employment Agreement with Qurate Retail) cease to beneficially own securities of our company representing at least 20% of our company’s voting power, (ii) within 90 to 210 days of clause (i) Mr. Maffei’s employment is terminated by our company without cause or by Mr. Maffei for good reason and (iii) at the time of clause (i) Mr. Maffei does not beneficially own securities of our company representing at least 20% of our company’s voting power, then all unvested Legacy Maffei Awards will vest in full as of the date of Mr. Maffei’s termination. If Mr. Maffei terminates his employment without good reason, then a portion of each unvested tranche of each type of
GCI Liberty, INC. 2019 Proxy Statement | 31

Legacy Maffei Awards will vest pro rata based on the number of days elapsed in the vesting period for such tranche since the grant date. In the event of a change in control prior to Mr. Maffei’s termination, all of the Legacy Maffei Awards options will remain exercisable until the end of the term. If Mr. Maffei is terminated for cause prior to December 31, 2019 (without a prior change in control occurring), then all vested Legacy Maffei Awards options will expire on the 90th day following such termination. In all other events of termination or if Mr. Maffei has not been terminated prior to December 31, 2019, all vested Legacy Maffei Awards options will expire at the end of the term.
Equity Incentive Plans
2018 Incentive Plan
The 2018 incentive plan is administered by the compensation committee of our board of directors, other than awards granted to nonemployee directors which may be administered by our full board of directors or the compensation committee. The 2018 incentive plan is designed to provide additional remuneration to officers, employees, nonemployee directors and independent contractors for service to our company and to encourage those persons’ investment in our company. Non-qualified stock options, SARs, restricted shares, restricted stock units, cash awards, performance awards or any combination of the foregoing may be granted under the 2018 incentive plan (collectively, incentive plan awards).
As of December 31, 2018, (i) the maximum number of shares of our common stock with respect to which incentive plan awards may be issued under the 2018 incentive plan is 8 million, subject to anti-dilution and other adjustment provisions of the 2018 incentive plan, and (ii) with limited exceptions, no person may be granted in any calendar year incentive plan awards covering more than 1.5 million shares of our common stock under the 2018 incentive plan (subject to anti-dilution and other adjustment provisions of the 2018 incentive plan) nor may any person receive under the 2018 incentive plan payment for cash incentive plan awards during any calendar year in excess of $10 million, and no nonemployee director may be granted during any calendar year incentive plan awards having a value (as determined on the grant date of such award) in excess of  $3 million. Shares of our common stock issuable pursuant to incentive plan awards made under the existing incentive plans are made available from either authorized but unissued shares or shares that have been issued but reacquired by our company. The 2018 incentive plan has a five year term.
GCI Liberty Transitional Stock Adjustment Plan
In connection with the Transactions, new equity incentive awards with respect to our common stock (new GCI Liberty awards) were issued in connection with adjustments made to outstanding equity incentive awards with respect to shares of Qurate Retail’s Liberty Ventures common stock which had been granted to various directors, officers and employees and consultants of Qurate Retail and certain of its subsidiaries pursuant to the various stock incentive plans administered by the Qurate Retail board of directors or the compensation committee thereof. These new GCI Liberty awards were issued pursuant to the GCI Liberty, Inc. Transitional Stock Adjustment Plan (the transitional plan), which governs the terms and conditions of the new GCI Liberty awards but cannot be used to make any additional grants following the Transactions.
Amended and Restated 1986 Stock Option Plan of General Communication, Inc.
The Amended and Restated 1986 Stock Option Plan of General Communication, Inc. (the Old GCI Stock Option Plan) was initially adopted in 1986 and was administered by the Legacy CC. Under the Old GCI Stock Option Plan, Old GCI Liberty was authorized to grant restricted stock awards with respect to Old GCI Liberty’s Class A common stock and Class A-1 common stock (collectively, GNCMA) and options to purchase shares of GNCMA to selected officers, directors and other employees of, and consultants or advisors to, Old GCI Liberty and its subsidiaries. Old GCI Liberty did not issue any stock options after 2010. The selection of grantees for awards under the plan was made by the Legacy CC.
The number of shares of GNCMA allocated to the Old GCI Stock Option Plan was 15.7 million shares. The number of shares for which options or awards could be granted was subject to adjustment upon the occurrence of stock dividends, stock splits, mergers, consolidations and certain other changes in corporate structure or capitalization. In connection with the Transactions, restricted stock awards with respect to our common stock were issued in connection with adjustments made to the outstanding restricted stock awards with respect to shares of GNCMA which had been granted to various directors, officers and employees and consultants of Old GCI Liberty and certain of its subsidiaries pursuant to the anti-dilution adjustment provisions of the Old GCI Stock Option Plan.
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Upon the adoption of the 2018 incentive plan, no additional grants were permitted under the Old GCI Stock Option Plan.
GCI Liberty, INC. 2019 Proxy Statement | 33

Grants of Plan-Based Awards
The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2018 to the named executive officers. Only Messrs. Duncan and Pounds received grants during 2018.
Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory B. Maffei	—	—	—	—	—	—	—	—	—
Richard N. Baer	—	—	—	—	—	—	—	—	—
Mark D. Carleton	—	—	—	—	—	—	—	—	—
Albert E. Rosenthaler	—	—	—	—	—	—	—	—	—
Ronald A. Duncan
GNCMA	3/1/2018	—	—	—	—	—	—	7,500(1)	288,225
GNCMA	3/1/2018	—	—	—	—	—	—	7,919(2)	304,327
GLIBA	12/10/2018	—	—	—	—	—	—	56,134(3)	2,560,833
Peter J. Pounds
GNCMA	3/1/2018	—	—	—	—	—	—	20,363(2)	782,550
GLIBA	12/10/2018	—	—	—	—	—	—	15,990(4)	729,464
(1)
Represents restricted shares that were granted to Mr. Duncan for his service on the Old GCI Liberty board of directors. These restricted shares vested on March 1, 2018.

(2)
Represents the portions of Messrs. Duncan and Pounds’ 2017 bonuses that were paid in restricted shares of GNCMA. These restricted shares were adjusted in connection with the Transactions pursuant to the anti-dilution provisions of the Old GCI Stock Option Plan under which they were granted. These restricted shares will vest on November 30, 2019.

(3)
Vests in full on January 5, 2023.

(4)
Vests in full on November 15, 2022.

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Outstanding Equity Awards at Fiscal Year-End
The following table contains information regarding unexercised options and unvested awards of restricted stock and RSUs which were outstanding as of December 31, 2018 and held by the named executive officers.
	Option awards(1)					Stock awards(1)
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory B. Maffei
Option Awards
GLIBA	765,441	—	—	55.96	12/17/2019	—	—	—	—
GLIBA	108,557	—	—	55.96	12/26/2024	—	—	—	—
GLIBB	318,780	318,781(2)	—	56.38	12/24/2021	—	—	—	—
GLIBB	64,732	—	—	56.38	03/31/2022	—	—	—	—
GLIBB	119,545	—	—	56.38	03/29/2023	—	—	—	—
GLIBB	258,724	—	—	56.38	05/11/2024	—	—	—	—
GLIBB	143,044	—	—	54.01	03/05/2025
Stock Award
GLIBB	—	—	—	—	—	82,842(2)	3,533,211	—	—
Richard N. Baer
Option Awards
GLIBA	—	47,184(3)	—	55.96	12/31/2023	—	—	—	—
GLIBA	2,659	—	—	55.96	12/26/2024	—	—	—	—
RSU Award
GLIBA	—	—	—	—	—	—	—	4,171(4)	171,678
Stock Award
GLIBA	—	—	—	—	—	12,041(3)	495,608	—	—
Mark D. Carleton
Option Awards
GLIBA	9,985	—	—	55.96	03/19/2020	—	—	—	—
GLIBA	12,232	—	—	55.96	03/04/2022	—	—	—	—
GLIBA	5,002	—	—	55.96	03/04/2022	—	—	—	—
GLIBA	—	33,290(3)	—	55.96	03/04/2023	—	—	—	—
GLIBA	3,199	—	—	55.96	12/26/2024	—	—	—	—
RSU Award
GLIBA	—	—	—	—	—	—	—	3,114(4)	128,172
Stock Award
GLIBA	—	—	—	—	—	7,422(3)	305,490	—	—
Albert E. Rosenthaler
Option Awards
GLIBA	22,669	—	—	55.96	03/19/2020	—	—	—	—
GLIBA	12,232	—	—	55.96	03/04/2022	—	—	—	—
GLIBA	5,002	—	—	55.96	03/04/2022	—	—	—	—
GLIBA	—	33,290(3)	—	55.96	03/04/2023	—	—	—	—
GLIBA	4,208	—	—	55.96	12/26/2024	—	—	—	—
RSU Award
GLIBA	—	—	—	—	—	—	—	3,114(4)	128,172
Stock Award
GLIBA	—	—	—	—	—	7,422(3)	305,490	—	—
GCI Liberty, INC. 2019 Proxy Statement | 35

	Option awards(1)					Stock awards(1)
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald A. Duncan
RSU Award
GLIBA	—	—	—	—	—	56,134(5)	2,310,475	—	—
Stock Awards
GLIBA	—	—	—	—	—	4,988(6)	205,306	—	—
GLIBP	—	—	—	—	—	1,583(6)	38,356	—	—
Peter J. Pounds
RSU Award
GLIBA	—	—	—	—	—	15,990(7)	658,148	—	—
Stock Awards
GLIBA	—	—	—	—	—	47,250(8)	1,944,810	—	—
GLIBA	—	—	—	—	—	12,828(6)	528,000	—	—
GLIBP	—	—	—	—	—	15,000(8)	363,450	—	—
GLIBP	—	—	—	—	—	4,072(6)	98,665	—	—
(1)
In connection with the completion of the Transaction, Messrs. Maffei, Baer, Carleton and Rosenthaler’s respective option awards to purchase shares of LVNT stock (each, a LVNT Option), unvested performance RSUs (each, a LVNT RSU) and restricted stock awards (each, a LVNT stock award) with respect to shares of LVNT stock were adjusted pursuant to the anti-dilution provisions of the various incentive plans under which the LVNT Options, LVNT RSUs and LVNT stock awards were granted, such that each LVNT Option was exchanged for an option to purchase an equivalent number of shares of the corresponding series of our common stock and each LVNT RSU and LVNT stock award was exchanged for an RSU and a restricted stock award, respectively, with respect to the corresponding series of our common stock.

In addition, in connection with the completion of the Transactions, all restricted stock awards with respect to GNCMA shares held by Messrs. Duncan and Pounds were adjusted pursuant to the anti-dilution provisions of the Old GCI Stock Option Plan such that each restricted stock award was converted into (i) a fraction of a share of GLIBA equal to 0.63 and (ii) a fraction of a GLIBP share equal to 0.20.
(2)
Vests on December 24, 2019.

(3)
Vests 50% on December 31, 2019 and 50% on December 31, 2020.

(4)
Represents the target number of performance-based RSUs that each of Messrs. Baer, Carleton and Rosenthaler could earn (collectively, the 2018 Chief RSUs) based on 2018 performance.

(5)
Vests in full on January 5, 2023.

(6)
Vests in full on November 30, 2019.

(7)
Vests in full on November 15, 2022.

(8)
Vests in full on November 30, 2021.

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EXECUTIVE COMPENSATION
Option Exercises and Stock Vested
The following table sets forth information concerning the vesting of restricted stock or RSUs held by our named executive officers, in each case, during the year ended December 31, 2018. Our named executive officers did not exercise any options during 2018.
	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)(1)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)
Gregory B. Maffei
GLIBA	—	—	—	—
GLIBB	—	—	82,842	—(2)
GLIBP	—	—	—	—
Richard N. Baer
GLIBA	—	—	—	—
GLIBB	—	—	—	—
GLIBP	—	—	—	—
Mark D. Carleton
GLIBA	—	—	—	—
GLIBB	—	—	—	—
GLIBP	—	—	—	—
Albert E. Rosenthaler
GLIBA	—	—	—	—
GLIBB	—	—	—	—
GLIBP	—	—	—	—
Ronald A. Duncan
GNCMA	—	—	7,500	288,225
GLIBA	—	—	61,942	2,973,216
GLIBB	—	—	—	—
GLIBP	—	—	19,664	473,902
Peter J. Pounds
GNCMA	—	—	3,333	137,686
GLIBA	—	—	29,862	1,433,376
GLIBB	—	—	—	—
GLIBP	—	—	9,480	228,468
(1)
Includes shares withheld in payment of withholding taxes at election of holder.

(2)
On December 26, 2017 (the Grant Date), to effect Qurate Retail’s 2017 option modification program, Qurate Retail’s compensation committee approved the acceleration of each unvested in-the-money option to acquire shares of its Series A Qurate Retail common stock (QRTEA), LVNTB and Series A Liberty Ventures common stock (LVNTA) held by certain of its and its subsidiaries’ officers (collectively, the Eligible Optionholders), including Messrs. Maffei, Carleton and Rosenthaler, who are named executive officers of our company and were named executive officers of Qurate Retail on the Grant Date. Following this acceleration, also on the Grant Date, each Eligible Optionholder exercised, on a net settled basis, substantially all of his or her outstanding in-the-money vested and unvested options to acquire QRTEA, QRTEB, LVNTA or LVNTB shares (the Eligible Options) and with respect to each unvested Eligible Option, each Eligible Optionholder acquired LVNTA shares (or, in Mr. Maffei’s case, LVNTB shares) which have a vesting schedule identical to that of the unvested Eligible Option (the New Shares). In connection with the Transactions, new equity incentive awards with respect to our common stock were issued in connection with adjustments made to outstanding equity incentive awards with respect to shares of Qurate Retail’s Liberty Ventures common stock, including the New Shares.

The Value column below represents the value related to awards with respect to GLIBB held by Mr. Maffei that were subject to continued vesting requirements as of the Grant Date, but which vested during the twelve months ended December 31, 2018. Such value was realized by Mr. Maffei in 2017 and therefore included in Qurate Retail’s proxy statement relating to its 2018 annual meeting of stockholders under “—Option Exercises and Stock Vested.”
Name	Number of shares acquired upon lapse of restriction (#)	Value ($)
Gregory B. Maffei	82,842	4,670,632
GCI Liberty, INC. 2019 Proxy Statement | 37

Potential Payments Upon Termination or Change-in-Control
The following table sets forth the potential payments to our named executive officers if their employment had terminated or a change in control had occurred, in each case, as of December 31, 2018, which was the last business day of our last completed fiscal year. In the event of such a termination or change in control, the actual amounts may be different due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.
The amounts provided in the tables are based on the closing market prices on December 31, 2018 for our GLIBA common stock, GLIBB common stock and GLIBP preferred stock, which were $41.16, $42.65 and $24.23, respectively. Because the exercise price of each named executive officer’s options was more than the closing market price of GLIBA common stock and GLIBB common stock, as applicable, on December 31, 2018, these options have been excluded from the table below. The value of the restricted stock and RSUs shown in the table is based on the applicable closing market price and the number of shares and RSUs unvested.
The circumstances giving rise to these potential payments and a brief summary of the provisions governing their payout are described below and in the footnotes to the table (other than those described under “—Executive Compensation Arrangements,” which are incorporated by reference herein):
Voluntary Termination
Messrs. Maffei, Baer, Carleton and Rosenthaler hold equity awards that were issued under the transitional plan, and Messrs. Duncan and Pounds hold equity awards that were issued under the Old GCI Stock Option Plan and the 2018 incentive plan. Under these plans and the related award agreements, except with respect to the Legacy Maffei Awards, in the event of a voluntary termination of his employment with our company, each named executive officer would only have a right to the equity grants that vested prior to his termination date. Mr. Maffei has certain acceleration rights upon a voluntary termination without good reason pursuant to the award agreement relating to the unvested Legacy Maffei Awards. Mr. Baer would have forfeited the equity awards that were issued under the transitional plan if he had voluntarily terminated his employment as of December 31, 2018. Messrs. Carleton, Rosenthaler, Duncan and Pounds are not entitled to any severance payments or other benefits upon a voluntary termination of his employment. The foregoing discussion assumes that the named executive officer voluntarily terminated his respective employment without good reason. See “—Termination Without Cause or for Good Reason” below for a discussion of potential payments and benefits upon a named executive officer’s voluntary termination of his employment for good reason.
Termination for Cause
All outstanding equity grants constituting options, whether unvested or vested but not yet exercised, and all equity grants constituting unvested restricted shares and RSUs under the existing incentive plans would be forfeited by any named executive officer (other than Mr. Maffei in the case of equity grants constituting vested options or similar rights) who is terminated for “cause.” The existing incentive plans, which govern the awards unless there is a different definition in the applicable award agreement, define “cause” as insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided that, if such termination is within 12 months after a change in control (as described below), “cause” means a felony conviction for fraud, misappropriation or embezzlement.
Termination Without Cause or for Good Reason
As of December 31, 2018, Mr. Maffei’s unvested equity awards consisted of certain Legacy Maffei Awards, which are subject to partial acceleration upon a termination of his employment by our company without cause or by Mr. Maffei for good reason. See “—Executive Compensation Arrangements—Gregory B. Maffei” above.
As of December 31, 2018, Mr. Baer’s unvested equity awards consisted of options granted to Mr. Baer by Qurate Retail in 2016 for LVNTA shares (as modified or replaced pursuant to Qurate Retail’s 2017 option modification program), which were converted into options to purchase GLIBA shares and a restricted stock award with respect to GLIBA shares (the Legacy Baer Awards), and his performance-based LVNT RSUs granted by Qurate Retail on March 5, 2018, which were converted into his 2018 Chief RSUs. Subject to his execution of a severance agreement and release in favor of our company, Mr. Baer would have vested in 75% of his Legacy Baer Awards (less any awards that have previously vested) if his employment had been terminated by our company without cause or by Mr. Baer for good reason as of December 31, 2018, and his 2018 Chief RSUs would have stayed
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outstanding until the date the compensation committee acted to determine the extent to which the performance criteria were met and the number of Mr. Baer’s 2018 Chief RSUs that would have been earned and vested had he remained employed through December 31, 2018.
As of December 31, 2018, Mr. Carleton’s and Mr. Rosenthaler’s unvested equity awards consisted of an LVNT Option granted on March 4, 2015 by Qurate Retail (as modified or replaced pursuant to Qurate Retail’s 2017 option modification program), which was converted into options to purchase GLIBA shares and a restricted stock award with respect to GLIBA shares (respectively, the Legacy Carleton Awards and the Legacy Rosenthaler Awards) and their 2018 Chief RSUs. The Legacy Carleton Awards and the Legacy Rosenthaler Awards provide for vesting upon a termination of employment by our company without cause of those options that would have vested during the 12-month period following the termination date if such person had remained an employee, plus a pro rata portion of the remaining unvested options based on the portion of the vesting period elapsed through the termination date. Mr. Carleton’s and Mr. Rosethaler’s 2018 Chief RSUs would have stayed outstanding until the date the compensation committee acted to determine the extent to which the performance criteria were met and the number of 2018 Chief RSUs that each of them would have earned and vested had each remained employed through December 31, 2018.
Messrs. Maffei, Baer, Carleton and Rosenthaler are not entitled to any severance pay or other benefits upon a termination without cause.
As of December 31, 2018, Mr. Duncan’s and Mr. Pounds’ unvested equity awards consisted of RSUs and restricted stock awards with respect to GLIBA and GLIBP shares. Upon a termination by our company without cause or by each of them for good reason, the RSUs are subject to partial acceleration and the restricted stock awards would be forfeited.
Death
In the event of death of any of the named executive officers, the existing incentive plans and applicable award agreements provide for vesting in full of any outstanding options and the lapse of restrictions on any restricted shares and RSU awards. None of our named executive officers is entitled to any severance pay or other benefits if he dies while employed by our company.
Disability
If the employment of any of the named executive officers is terminated due to disability, which is defined in the existing incentive plans or applicable award agreements, such plans or agreements provide for vesting in full of any outstanding options and the lapse of restrictions on any restricted shares and RSU awards. None of our named executive officers is entitled to any severance pay or other benefits upon a termination of his employment due to disability.
Change in Control
In case of a change in control, the incentive plans provide for vesting in full of any outstanding options and the lapse of restrictions on any restricted share and RSU awards held by the named executive officers. A change in control is generally defined as:
•
The acquisition by a non-exempt person (as defined in the incentive plans) of beneficial ownership of at least 20% of the combined voting power of the then outstanding shares of our company ordinarily having the right to vote in the election of directors, other than pursuant to a transaction approved by our board of directors.

•
The individuals constituting our board of directors over any two consecutive years cease to constitute at least a majority of the board, subject to certain exceptions that permit the board to approve new members by approval of at least two-thirds of the remaining directors.

GCI Liberty, INC. 2019 Proxy Statement | 39

•
Any merger, consolidation or binding share exchange that causes the persons who were common stockholders of our company immediately prior thereto to lose their proportionate interest in the common stock or voting power of the successor or to have less than a majority of the combined voting power of the then outstanding shares ordinarily having the right to vote in the election of directors, the sale of substantially all of the assets of the company or the dissolution of the company.

In the case of a change in control described in the last bullet point, our compensation committee may determine not to accelerate the existing equity awards of the named executive officers if equivalent awards will be substituted for the existing awards, except that Mr. Maffei’s Legacy Maffei Awards may also be subject to acceleration upon a change in control, including of the type described in the last bullet point. See “—Executive Compensation Arrangements—Gregory B. Maffei” above. For purposes of the tabular presentation below, we have assumed that our named executive officers’ existing unvested equity awards would vest in full in the case of a change in control described in the last bullet.
Benefits Payable Upon Termination or Change-in-Control
Name	Voluntary Termination Without Good Reason ($)	Termination for Cause ($)	Termination Without Cause or for Good Reason ($)	Death ($)	Disability ($)	After a Change in Control ($)
Gregory B. Maffei
Restricted shares/RSUs	2,840,490(1)	—(2)	3,533,211(3)	3,533,211(6)	3,533,211(6)	3,533,211(6)
Total	2,840,490	—	3,533,211	3,533,211	3,533,211	3,533,211
Richard N. Baer
Restricted shares/RSUs	—(2)	—(2)	543,353(4)	667,286(6)	667,286(6)	667,286(6)
Total	—	—	543,353	667,286	667,286	667,286
Mark D. Carleton
Restricted shares/RSUs	—(2)	—(2)	381,183(4)	433,662(6)	433,662(6)	433,662(6)
Total	—	—	381,183	433,662	433,662	433,662
Albert E. Rosenthaler
Restricted shares/RSUs	—(2)	—(2)	381,183(4)	433,662(6)	433,662(6)	433,662(6)
Total	—	—	381,183	433,662	433,662	433,662
Ronald A. Duncan
Restricted shares/RSUs	—(2)	—(2)	1,386,269(5)	2,554,138(6)	2,554,138(6)	2,554,138(6)
Total	—	—	1,386,269	2,554,138	2,554,138	2,554,138
Peter J. Pounds
Restricted shares/RSUs	—(2)	—(2)	394,889(5)	3,593,073(6)	3,593,073(6)	3,593,073(6)
Total	—	—	394,889	3,593,073	3,593,073	3,593,073

(1)
If Mr. Maffei had voluntarily terminated his employment without good reason as of December 31, 2018, then a portion of each unvested tranche of his Legacy Maffei Awards would have vested pro rata based on the number of days elapsed in the vesting period for such tranche since the grant date. Mr. Maffei’s stock options have been excluded from the table because the exercise price of each of these options was more than the closing market price of GLIBA and GLIBB shares on December 31, 2018. See “—Executive Compensation Arrangements—Gregory B. Maffei” and the “Outstanding Equity Awards at Fiscal Year-End” table above.

(2)
If Mr. Maffei’s employment had been terminated for cause as of December 31, 2018, he would have forfeited his unvested Legacy Maffei Awards. If Messrs. Baer, Carleton or Rosenthaler’s employment had been terminated without good reason or for cause as of December 31, 2018, he would have forfeited the Legacy Baer Awards, the Legacy Carleton Awards, the Legacy Rosenthaler Awards, as the case may be, and his 2018 Chief RSUs. Each of Messrs. Duncan and Pounds would have forfeited his RSUs and his restricted shares if his employment had been terminated without good reason or for cause as of December 31, 2018. For more information, see the “Outstanding Equity Awards at Fiscal Year-End” table above.

(3)
If Mr. Maffei’s employment had been terminated by our company without cause or by Mr. Maffei for good reason as of December 31, 2018, then a portion of each unvested tranche of his Legacy Maffei Awards would have forward vested. Mr. Maffei’s stock options have been excluded from the table because the exercise price of each of these options was more than the closing market price of GLIBA and GLIBB shares on December 31, 2018. See “—Executive Compensation Arrangements—Gregory B. Maffei” and the “Outstanding Equity Awards at Fiscal Year-End” table above.

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(4)
Based on (i) the number of unvested restricted shares included in the Legacy Baer Awards, Legacy Carleton Awards and Legacy Rosenthaler Awards that would have vested if the executive had been terminated without cause (or if Mr. Baer had voluntarily terminated his employment for good reason) as of December 31, 2018 and (ii) 2018 Chief RSUs held by Messrs. Baer, Carleton and Rosenthaler as of December 31, 2018. Messrs. Baer, Carleton and Rosenthaler’s options have been excluded from the table because the exercise price of each of these options was more than the closing market price of GLIBA shares on December 31, 2018. For more information, see the “Outstanding Equity Awards at Fiscal Year-End” table above.

(5)
If Mr. Duncan’s or Mr. Pounds’ employment had been terminated by our company without cause or by such person for good reason as of December 31, 2018, then such person’s unvested RSUs would have been subject to partial acceleration. See the “Outstanding Equity Awards at Fiscal Year-End” table above.

(6)
Based on (i) the number of Legacy Maffei Awards held by Mr. Maffei, (ii) the number of unvested Legacy Baer Awards, Legacy Carleton Awards, Legacy Rosenthaler Awards and 2018 Chief RSUs held by Messrs. Baer, Carleton and Rosenthaler and (iii) the number of unvested RSUs and restricted shares held by Messrs. Duncan and Pounds, in each case, as of December 31, 2018. Messrs. Maffei, Baer, Carleton, Rosenthaler’s options have been excluded from the table because the exercise price of each of these options was more than the closing market price of GLIBA and GLIBB shares, as the case may be, on December 31, 2018. See “—Executive Compensation Arrangements—Gregory B. Maffei” and the “Outstanding Equity Awards at Fiscal Year-End” table above.

GCI Liberty, INC. 2019 Proxy Statement | 41

DIRECTOR COMPENSATION
Nonemployee Director Compensation after March 9, 2018
Director Fees
Each of our directors who is not an employee of our company is paid an annual fee for 2019 of  $156,000 (which, in 2018, was $153,000) (which we refer to as the director fee), of which $78,000 ($76,500 in 2018) is payable in cash and the balance is payable in RSUs or options to purchase shares of GLIBA. For service on our board in 2019 and 2018, each director was permitted to elect to receive $78,000 and $76,500, respectively, of his or her director fee in RSUs or options to purchase GLIBA shares. The awards issued to our directors with respect to their service on our board in 2019 were issued in December 2018. See “—Director RSU Grants” and “—Director Option Grants” below for information on the incentive awards granted in 2018 to the nonemployee directors.
Fees for service on our audit committee, compensation committee and nominating and corporate governance committee are the same for 2018 and 2019, with each member thereof receiving an additional annual fee of $15,000, $10,000 and $10,000, respectively, for his or her participation on each such committee, except that the chairman of each such committee instead receives an additional annual fee of  $25,000, $15,000 and $15,000, respectively, for his or her participation on that committee. The cash portion of the director fees and the fees for participation on committees are payable quarterly in arrears.
Equity Incentive Plans
Awards granted to our nonemployee directors under the 2018 incentive plan are administered by our board of directors or our compensation committee. Our board of directors has full power and authority to grant nonemployee directors the awards described below and to determine the terms and conditions under which any awards are made. The 2018 incentive plan is designed to provide our nonemployee directors with additional remuneration for services rendered, to encourage their investment in our common stock and to aid in attracting persons of exceptional ability to become nonemployee directors of our company. Our board of directors may grant non-qualified stock options, SARs, restricted shares, restricted stock units and cash awards or any combination of the foregoing under the 2018 incentive plan.
The maximum number of shares of our common stock with respect to which awards may be issued under the 2018 incentive plan is 8 million, subject to anti-dilution and other adjustment provisions of the respective plans. Under the 2018 incentive plan, no nonemployee director may be granted during any calendar year awards having a value determined on the date of grant in excess of  $3 million. Shares of our common stock issuable pursuant to awards made under the 2018 incentive plan are made available from either authorized but unissued shares or shares that have been issued but reacquired by our company.
Director RSU Grants
Pursuant to our director compensation policy described above and the 2018 incentive plan, we granted the following RSU awards in May 2018 and December 2018:
Name	May 2018 GLIBA RSUs	December 2018 GLIBA RSUs
Gregg L. Engles	1,555	1,638
Richard R. Green	1,555	1,638
Sue Ann Hamilton	1,555	1,638
The RSUs granted in May 2018 vested in full on December 12, 2018. The RSUs granted in December 2018 will vest on December 10, 2019, or on such earlier date that the grantee ceases to be a director because of death or disability and, unless our board of directors determines otherwise, will be forfeited if the grantee resigns or is removed from the board before the vesting date.
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DIRECTOR COMPENSATION
Director Option Grants
Pursuant to our director compensation policy described above and the 2018 incentive plan, we granted the following stock option award in May 2018 with respect to service on our board in 2018, which became exercisable on December 12, 2018:
Name	# of GLIBA Options	Exercise Price ($)
Donne F. Fisher	4,848	42.99
In addition, we also granted the following stock option award in December 2018 with respect to service on our board in 2019:
Name	# of GLIBA Options	Exercise Price ($)
Donne F. Fisher	4,952	45.62
The options granted in December 2018 will become exercisable on December 10, 2019, or on such earlier date that the grantee ceases to be a director because of death or disability, and, unless our board of directors determines otherwise, will be terminated without becoming exercisable if the grantee resigns or is removed from the board before the vesting date. Once vested, the options will remain exercisable until the seventh anniversary of the grant date or, if earlier, until the first business day following the first anniversary of the date the grantee ceases to be a director.
Nonemployee Director Compensation before March 9, 2018
Each of Old GCI Liberty’s directors received director fees for his or her service on Old GCI Liberty’s board of directors prior to the completion of the Transactions. These directors fees consisted of  $32,500 (or in Mr. Mooney’s case, $45,000) paid in cash and 7,500 shares of GNCMA that were granted on March 1, 2018. The directors’ stock awards were fully vested at grant.
GCI Liberty, INC. 2019 Proxy Statement | 43

Director Compensation Table
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
Current Directors(4)
John C. Malone	—	—	—	—	—	—
Gregg L. Engles	98,568	141,575	—	—	—	240,143
Donne F. Fisher	62,262	—	138,104	—	—	200,366
Richard R. Green	94,818	141,575	—	—	—	236,393
Sue Ann Hamilton	94,818	141,575	—	—	—	236,393
Former Directors(4)
Stephen M. Brett	32,500	288,225	—	—	—	320,725
Bridget L. Baker	32,500	288,225	—	—	—	320,725
Jerry A. Edgerton	32,500	288,225	—	—	—	320,725
Scott M. Fisher	32,500	288,225	—	—	—	320,725
William P. Glasgow	32,500	288,225	—	—	—	320,725
Mark W. Kroloff	32,500	288,225	—	—	—	320,725
Stephen R. Mooney	45,000	288,225	—	—	—	333,225
James M. Schneider	32,500	288,225	—	—	—	320,725
Eric L. Zinterhofer	32,500	288,225	—	—	—	320,725
(1)
Gregory B. Maffei, who is a director of our company and a named executive officer, and John C. Malone, who is a director of our company, received no compensation for serving as directors of our company during 2018. Mr. Duncan’s director compensation is reflected in the “Summary Compensation Table” above.

(2)
The aggregate grant date fair values of options to purchase GLIBA shares granted to Mr. Fisher and the GLIBA RSUs granted to Mr. Engles, Mr. Green and Ms. Hamilton in May 2018 and December 2018 have been computed based on the closing price of GLIBA shares on the grant dates in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 13 to our consolidated financial statements for the year ended December 31, 2018 (which are included in the 2018 Form 10-K).

Each of the former directors of Old GCI Liberty in the table above received a grant of 7,500 shares of GNCMA on March 1, 2018. The grant date fair value of the shares granted to the former directors has been computed based on the closing price of GNCMA shares on the grant date in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures.
(3)
As of December 31, 2018, our directors (other than Messrs. Maffei and Duncan, whose equity awards are listed in “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” above) held the following equity awards:

	John C. Malone	Gregg L. Engles	Donne F. Fisher	Richard R. Green	Sue Ann Hamilton
Options(#)
GLIBA	—	—	9,800	—	—
RSUs(#)
GLIBA	—	1,638	—	1,638	1,638
The former directors of Old GCI Liberty did not have any outstanding equity awards as of December 31, 2018.
(4)
John C. Malone, Gregory B. Maffei, Gregg L. Engles, Donne F. Fisher, Richard R. Green and Sue Ann Hamilton were appointed to our board of directors, effective upon the resignations of Stephen M. Brett, Jerry A. Edgerton, Scott M. Fisher, William P. Glasgow, Mark W. Kroloff, Stephen R. Mooney, James M. Schneider, Bridget L. Baker and Eric L. Zinterhofer from the Legacy Board.

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EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2018, with respect to shares of our common stock authorized for issuance under our equity compensation plans.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Plan Category
Equity compensation plans approved by security holders:
GCI Liberty, Inc. 2018 Omnibus Incentive Plan			7,691,462(1)
GLIBA	9,800	$44.32
GLIBB	—	—
GLIBP	—	—
Equity compensation plans not approved by security holders:
GCI Liberty, Inc. Transitional Stock Adjustment Plan			—(2)
GLIBA	1,639,594	$47.63
GLIBB	1,223,606	$56.10
GLIBP	—	—
Total
GLIBA	1,649,394
GLIBB	1,223,606
GLIBP	—
			7,691,462

(1)
The 2018 incentive plan permits grants of, or with respect to, shares of any series of our common stock, subject to a single aggregate limit.

(2)
The GCI Liberty, Inc. Transitional Stock Adjustment Plan governs the terms and conditions of awards with respect to our common stock that were granted in connection with adjustments made to awards granted by Qurate Retail with respect to its Liberty Ventures common stock. As a result, no further grants are permitted under this plan.

GCI Liberty, INC. 2019 Proxy Statement | 45

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Under our Code of Business Conduct and Ethics and Corporate Governance Guidelines, if a director or executive officer has an actual or potential conflict of interest (which includes being a party to a proposed “related party transaction” (as defined in Item 404 of Regulation S-K)), the director or executive officer should promptly inform the person designated by our board to address such actual or potential conflicts. No related party transaction may be effected by our company without the approval of the audit committee of our board or another independent body of our board designated to address such actual or potential conflicts.
Stanton Shareholdings, Registration Rights Agreement
As of December 31, 2017, John W. Stanton and Theresa E. Gillespie, husband and wife (collectively, Stantons), were significant shareholders of Old GCI Liberty’s Class B common stock, which had previously been quoted on the OTC Markets. As of that date, neither the Stantons nor the Stantons’ affiliates were Old GCI Liberty’s directors, officers, nominees for election as directors, or members of the immediate family of such directors, officers, or nominees. We are a party to a registration rights agreement (the Stanton Registration Rights Agreement) with the Stantons pursuant to which the Stantons have two demand registrations and incidental registration rights with respect to the Stantons’ GLIBA and GLIBP shares (and any securities issued in exchange thereof or in respect thereof) if Rule 144 is not available for the sale of such securities by the Stantons. The basic terms of the Stanton Registration Rights Agreement are as follows. If we propose to register any of our securities under the Securities Act of 1933, as amended (the Securities Act), for our own account or for the account of one or more of our shareholders, we must notify the Stantons of that intent. In addition, we must allow the Stantons an opportunity to include the holder’s shares (Stanton Registerable Shares) in that registration.
Under the Stanton Registration Rights Agreement, the Stantons also have the right, under certain circumstances, to require us to register all or any portion of the Stanton Registerable Shares under the Securities Act. The agreement is subject to certain limitations and restrictions, including our right to limit the number of Stanton Registerable Shares included in the registration. Generally, we are required to pay all registration expenses in connection with each registration of Stanton Registerable Shares pursuant to this agreement.
The Stanton Registration Rights Agreement specifically states we are not required to effect any registration on behalf of the Stantons regarding Stanton Registerable Shares if the request for registration covers an aggregate number of Stanton Registerable Shares having a market value of less than $1.5 million. The agreement further states we are not required to effect such a registration for the Stantons where we have at that point previously filed two registration statements with the SEC, or where the registration would require us to undergo an interim audit or prepare and file with the SEC sooner than otherwise required financial statements relating to the proposed transaction. Finally, the agreement states we are not required to effect such a registration when in the opinion of our legal counsel a registration is not required in order to permit resale under Rule 144 as adopted by the SEC pursuant to the Exchange Act.
The Stanton Registration Rights Agreement provides that the first demand for registration by the Stantons must be for no less than 15% of the total number of Stanton Registerable Shares. However, the Stantons may take the opportunity to require us to include the Stanton Registerable Shares as incidental to a registered offering proposed by us.
Duncan Leases
Old GCI Liberty entered into a long-term capital lease agreement in 1991 with the wife of Old GCI Liberty’s Chief Executive Officer for property occupied by it. The leased asset was capitalized in 1991 at the owner’s cost of $900,000 and the related obligation was recorded. The lease agreement was amended in April 2008 and Old GCI Liberty’s existing capital lease asset and liability increased by $1.3 million to record the extension of this capital lease. The amended lease terminates on September 30, 2026. The property consists of a building presently occupied by us. Lease payments were $27,132 per month from January 2018 until September 2018, at which point they increased to $28,732 per month.
In January 2001, Old GCI Liberty entered into an aircraft operating lease agreement with a company owned by Old GCI Liberty’s Chief Executive Officer (the Aircraft Lessor) pursuant to which we lease an aircraft from the Aircraft Lessor. In 2001, Old GCI Liberty paid a deposit of  $1.5 million in connection with the lease. The deposit will be repaid to us no later than six months after the agreement terminates. Effective November 30, 2018, we entered into an amendment to the aircraft lease, providing for a reduction in the rate from $132,000 per month to $40,000 per
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month. In addition, pursuant to the amendment, the Aircraft Lessor paid us $896,258, representing a refund of the amount by which payments made by us with respect to the period from March 2018 until December 2018 exceeded the amount that would have been due at the reduced rate of  $40,000 per month. Our audit committee approved the entry into the lease amendment.
Duncan Aircraft Usage Arrangement
In 2019, we entered into a letter agreement with Mr. Duncan pursuant to which Mr. Duncan is entitled to 80 hours per year of personal flight time through the first to occur of  (i) the date that Mr. Duncan ceases to be employed by us and (ii) the date that we cease to own or lease any aircraft.
Searchlight Note and Derivative Financial Instrument
Searchlight Capital L.P. (Searchlight) became a related party as of February 2, 2015 when, as part of the transactions in which Old GCI Liberty purchased Alaska Communications Systems Group, Inc.’s interest in The Alaska Wireless Network, LLC and certain other assets, Old GCI Liberty sold an unsecured promissory note to Searchlight in the principal amount of  $75.0 million that was scheduled to mature on February 2, 2023 and bore interest at a rate of 7.5% per year (the Searchlight Note). The Searchlight Note had provided that we could not prepay the Searchlight Note prior to February 2, 2019. On July 13, 2015, Old GCI Liberty amended the Searchlight transaction documents to permit Searchlight to pledge the Searchlight Note and related stock appreciation rights, subject to a right to redeem the Searchlight Note for 50% of its then current outstanding balance in the event a lender attempts to enforce its rights with respect to such pledged collateral.
In conjunction with the Searchlight Note, Old GCI Liberty had entered into a stock appreciation rights agreement pursuant to which it issued to Searchlight three million stock appreciation rights which entitled Searchlight to receive, upon exercise, an amount payable at Old GCI Liberty’s election in either cash or shares of Old GCI Liberty’s Class A common stock equal in value to the excess of the fair market value of such a share on the date of exercise over the price of  $13.00.
On March 9, 2018, in connection with the closing of the Transactions, we prepaid the principal amount of the Searchlight Note, together with accrued and unpaid interest, and terminated the Searchlight Note with the consent of Searchlight. On March 9, 2018, we also made a payment to Searchlight of approximately $80 million in connection with the cancellation of the stock appreciation rights issued to Searchlight and terminated the securityholders agreement with Searchlight.
Eric L. Zinterhofer is a founding partner and affiliate of Searchlight and was a director of Old GCI Liberty in 2017 and 2018 until his resignation on March 9, 2018 in connection with the completion of the Transactions.
Relationships Between GCI Liberty and Qurate Retail and/or Liberty Media Following the Transactions
Upon completion of the Transactions, Qurate Retail and GCI Liberty operated independently, and neither had any ownership interest in the other. In order to govern certain of the ongoing relationships between Qurate Retail and/or Liberty Media (or their respective subsidiaries), on the one hand, and GCI Liberty, on the other hand, after the Transactions and to provide mechanisms for an orderly transition, Qurate Retail and/or Liberty Media (or their respective subsidiaries), on the one hand, and GCI Liberty, on the other hand, entered into certain agreements, the terms of which are summarized below.
In addition to the agreements described below, Qurate Retail and/or Liberty Media may enter into, from time to time, agreements and arrangements with GCI Liberty and certain of its related entities, in connection with, and in the ordinary course of, its business.
Tax Sharing Agreement
On March 9, 2018, we and Qurate Retail entered into a tax sharing agreement, which generally allocates taxes, tax benefits, tax items, and tax-related losses between us and Qurate Retail in a manner consistent with the tax sharing policies of Qurate Retail in effect prior to the split-off, with taxes, tax benefits, tax items, and tax-related losses attributable to the assets, liabilities and activities of Qurate Retail’s former QVC Group (and former Interactive Group) being allocated to Qurate Retail and taxes, tax benefits, tax items, and tax-related losses attributable to the assets, liabilities and activities of Qurate Retail’s former Ventures Group being allocated to us.
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In addition, the tax sharing agreement includes special allocation provisions, some of which are not addressed by the former Qurate Retail tax sharing policies, related to the manner in which certain taxes, tax-related losses, and other tax items will be allocated between us and Qurate Retail. Among other matters, these special rules include the manner in which any taxes or tax-related losses arising from the split-off and certain related restructuring transactions, as well as from prior transactions that have been effected by Qurate Retail and its subsidiaries (including the split-off of Liberty Expedia Holdings, Inc. on November 4, 2016 (the LEXE Split-Off), the spin-off of CommerceHub, Inc. on July 22, 2016 (the CHUB Spin-Off), and the spin-off of Liberty TripAdvisor Holdings, Inc. on August 27, 2014 (the LTRIP Spin-Off)), will be allocated between the parties and provides restrictive covenants intended to preserve the tax-free treatment of these transactions. Under the tax sharing agreement, Qurate Retail will be allocated any taxes and tax-related losses that result from the split-off and certain related restructuring transactions, except that we will be allocated any such taxes or tax-related losses that (i) result primarily from, individually or in the aggregate, our breach of any of our restrictive covenants in the tax sharing agreement or (ii) result from Section 355(e) of the Code applying to the split-off as a result of the split-off being part of a plan (or series of related transactions) pursuant to which one or more persons acquire a 50% or greater interest (by vote or value) in our stock. Further, we will be allocated any taxes and tax-related losses that result from the LEXE Split-Off, the CHUB Spin-off, and the LTRIP Spin-Off, except that Qurate Retail will be allocated any such taxes or tax-related losses that result primarily from, individually or in the aggregate, its breach of any of its restrictive covenants in the tax sharing agreement.
The parties must indemnify each other for taxes and losses allocated to them under the tax sharing agreement and for taxes and losses arising from a breach by them of their respective covenants and obligations under the tax sharing agreement. The tax sharing agreement also provides for the agreements between the parties related to the filing of tax returns, control of tax audits, cooperation on tax matters, retention of tax records, and other tax matters.
This summary is qualified by reference to the full text of the Tax Sharing Agreement, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on March 14, 2018.
Indemnification Agreement
In connection with the Transactions, Qurate Retail, Liberty LLC, Old GCI Liberty and the other party thereto, entered into the Indemnification Agreement, pursuant to which, and subject to certain exceptions, GCI Liberty will indemnify and hold harmless Qurate Retail and Liberty LLC, their subsidiaries, and certain related persons specified therein (the LIC Indemnified Parties) from and against any losses incurred by such parties to the extent arising out of or resulting from (i) the assets of Old GCI Liberty and its subsidiaries immediately prior to the closing of the contribution of assets and liabilities attributed to Ventures Group to GCI Liberty on March 9, 2018, in exchange for a controlling equity interest in GCI Liberty (the contribution), (ii) the assets contributed to Old GCI Liberty pursuant to the contribution (together with (i), the Company Assets), (iii) the conduct of the businesses of the Company Assets, (iv) (a) the liabilities of Old GCI Liberty and its subsidiaries immediately prior to the closing of the contribution and (b) the liabilities assumed by Old GCI Liberty pursuant to the contribution, and (v) any breach of, or failure to perform or comply with, any covenant, undertaking or obligation of Old GCI Liberty or any of its subsidiaries under the Indemnification Agreement. The Indemnification Agreement also provides that, except under specified circumstances, Qurate Retail and Liberty LLC will (jointly and severally) indemnify and hold harmless GCI Liberty, its subsidiaries and certain related persons specified therein from and against any losses incurred by such parties arising out of or resulting from (i) the conduct of the businesses of the assets held by Qurate Retail and its subsidiaries immediately prior to the closing of the contribution, other than the contributed Ventures Group assets (the LIC Retained Assets), (ii) the LIC Retained Assets, (iii) the liabilities held by Qurate Retail and its subsidiaries immediately prior to the closing of the contribution, other than the assumed liabilities, and (iv) any breach of, or failure to perform or comply with, any covenant, undertaking or obligation of Qurate Retail or any of its subsidiaries under the Indemnification Agreement.
Pursuant to the Indemnification Agreement, GCI Liberty has agreed to indemnify Liberty LLC for certain payments made to a holder of Liberty LLC 1.75% exchangeable debentures due 2046 (the Liberty Charter Exchangeable Debentures) that exercises its exchange right under the terms of the debentures on or before October 5, 2023 (the Exchange Indemnity). The Exchange Indemnity, which is supported by a negative pledge in favor of Qurate Retail on the referenced shares that underlie the Liberty Charter Exchangeable Debentures, will not apply to any Liberty Charter Exchangeable Debentures purchased by Liberty LLC, as described below. Also, within six months of the split-off, Qurate Retail, Liberty LLC and GCI Liberty will cooperate, and reasonably assist each other, with respect to the commencement and consummation of one or more privately negotiated transactions, a tender offer or other
48 | GCI Liberty, INC. 2019 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
purchase transactions (each, a Purchase Offer) whereby Liberty LLC will offer to purchase the Liberty Charter Exchangeable Debentures on terms and conditions (including maximum offer price) reasonably acceptable to GCI Liberty. GCI Liberty will indemnify Liberty LLC for each Liberty Charter Exchangeable Debenture repurchased by Liberty LLC in a Purchase Offer for an amount by which the purchase price for such debenture exceeds the amount of cash reattributed with respect to such purchased Liberty Charter Exchangeable Debenture net of certain tax benefits, if any, attributable to such Liberty Charter Exchangeable Debenture (the Repurchase Indemnity). GCI Liberty’s Exchange Indemnity obligation and the number of shares subject to the negative pledge will be ratably reduced as to any Liberty Charter Exchangeable Debentures purchased in a Purchase Offer in connection with the Repurchase Indemnity.
Furthermore, GCI Liberty will indemnify and reimburse the LIC Indemnified Parties and hold each of them harmless against any and all other losses to which such LIC Indemnified Party may become subject arising out of, resulting from or in connection with any claim, litigation, investigation or proceeding relating to a Purchase Offer or any other agreement, document, instrument or transaction related thereto.
This summary is qualified by reference to the full text of the Indemnification Agreement, which is filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on March 14, 2018.
Services Agreement
In connection with the Transactions, Old GCI Liberty entered into the Services Agreement with Liberty Media, pursuant to which Liberty Media provides GCI Liberty with specified services, including:
•
insurance administration and risk management services;

•
other services typically performed by Liberty Media’s legal, investor relations, tax, accounting and internal audit departments; and

•
such other services as Liberty Media may obtain from its officers, employees and consultants in the management of its own operations that GCI Liberty may from time to time request or require.

In addition, Liberty Media provides to GCI Liberty certain technical and information technology services, including management information systems, computer, data storage, network and telecommunications services.
GCI Liberty pays Liberty Media an agreed-upon annual services fee under the Services Agreement, which is currently $7 million. GCI Liberty also reimburses Liberty Media for direct out-of-pocket costs incurred by Liberty Media for third party services provided to GCI Liberty. Liberty Media and GCI Liberty will evaluate all charges for reasonableness semi-annually and make adjustments to these charges as the parties mutually agree upon.
The Services Agreement will continue in effect until the close of business on the third anniversary of the split-off, unless earlier terminated (1) by GCI Liberty at any time on at least 30 days’ prior written notice, (2) by Liberty Media upon written notice to GCI Liberty following a change in control or certain bankruptcy or insolvency-related events affecting GCI Liberty or (3) by GCI Liberty, upon written notice to Liberty Media, following certain changes in control of Liberty Media or Liberty Media being the subject of certain bankruptcy or insolvency-related events.
This summary is qualified by reference to the full text of the Services Agreement, which is filed as a form of which is filed as exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on March 14, 2018.
Facilities Sharing Agreement
In connection with the split-off, Old GCI Liberty entered into a facilities sharing agreement with Liberty Media and Liberty Property Holdings, Inc. (LPH), a wholly-owned subsidiary of Liberty Media, pursuant to which, following the split-off, GCI Liberty shares office facilities with Qurate Retail and Liberty Media located at 12300 Liberty Boulevard, Englewood, Colorado. GCI Liberty pays a sharing fee for use of the office based on a comparable fair market rental rate and an estimate of the usage of the office facilities by or on behalf of GCI Liberty. The sharing fees payable to Liberty Media for the year ending December 31, 2018 are expected to be approximately $2 million. The Facilities Sharing Agreement will continue in effect until the close of business on the third anniversary of the split-off, unless earlier terminated (1) by GCI Liberty at any time on at least 30 days’ prior written notice, (2) by LPH upon written notice to GCI Liberty following a default by GCI Liberty of any of its material obligations under the Facilities Sharing Agreement, which default remains unremedied for 30 days after written notice of such default is provided, (3) by GCI Liberty upon written notice to LPH, following certain changes in control of Liberty Media or
GCI Liberty, INC. 2019 Proxy Statement | 49

Liberty Media being the subject of certain bankruptcy or insolvency-related events or (4) by LPH upon written notice to GCI Liberty, following certain changes in control of GCI Liberty or GCI Liberty being the subject of certain bankruptcy or insolvency-related events.
This summary is qualified by reference to the full text of the Facilities Sharing Agreement, which is filed as exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on March 14, 2018.
Aircraft Time Sharing Agreements
Prior to the completion of the split-off, Old GCI Liberty (Lessee) entered into three aircraft time sharing agreements with Liberty Media or one or more of its wholly-owned subsidiaries (individually, the Aircraft Time Sharing Agreement, or collectively, the Aircraft Time Sharing Agreements) for each of three aircraft owned by Liberty Media or in which a wholly owned subsidiary of Liberty Media owns a fractional interest. Each Aircraft Time Sharing Agreement provides that Liberty Media or its subsidiaries will lease the aircraft to Lessee and provide or arrange for a fully qualified flight crew for all operations on a periodic, non-exclusive time sharing basis. Lessee will pay Liberty Media or its subsidiaries an amount equal to the actual expenses of each flight conducted under each Aircraft Time Sharing Agreement to the maximum extent permitted under Federal Aviation Administration rules (which GCI Liberty estimates will be a de minimis amount for the first year under the Aircraft Time Sharing Agreements). Such expenses may include fuel, oil, lubricants and other additives (plus an additional charge of 100% thereof), travel expenses of the crew, hanger and tie down costs, insurance obtained for a specific flight, landing fees, airport taxes and similar assessments, customs and similar fees, in-flight food and beverage costs, ground transportation, flight planning and weather contact services. The Aircraft Time Sharing Agreements will continue in effect until the close of business on the first anniversary of the split-off, and then will be automatically renewed on a month-to-month basis, unless terminated earlier by either party upon at least 30 days’ prior written notice.
This summary is qualified by reference to the full text of the Aircraft Time Sharing Agreements, which are filed as exhibits 10.5 and 10.6 to our Current Report on Form 8-K filed with the SEC on March 14, 2018.
STOCKHOLDER PROPOSALS
This proxy statement relates to our annual meeting of stockholders for the calendar year 2019 which will take place on June 24, 2019. Based solely on the date of our 2019 annual meeting and the date of this proxy statement, (i) a stockholder proposal must be submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on January 4, 2020 in order to be eligible for inclusion in our proxy materials for the annual meeting of stockholders for the calendar year 2020 (the 2020 annual meeting), and (ii) a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, must be received at our executive offices at the foregoing address not earlier than March 26, 2020 and not later than April 27, 2020 to be considered for presentation at the 2020 annual meeting. We currently anticipate that the 2020 annual meeting will be held during the second quarter of 2020. If the 2020 annual meeting takes place more than 30 days before or 30 days after June 24, 2020 (the anniversary of the 2019 annual meeting), a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, will instead be required to be received at our executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2020 annual meeting is communicated to stockholders or public disclosure of the date of the 2020 annual meeting is made, whichever occurs first, in order to be considered for presentation at the 2020 annual meeting.
All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, our charter and bylaws and Delaware law.
50 | GCI Liberty, INC. 2019 Proxy Statement

ADDITIONAL INFORMATION
We file periodic reports, proxy materials and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.gciliberty.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of the 2018 Form 10-K, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, GCI Liberty, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112, Tel. No. (833) 618-8602, and we will provide you with the 2018 Form 10-K without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).
GCI Liberty, INC. 2019 Proxy Statement | 51

GCI Liberty

*BROADRIDGE CORPORATE ISSUER SOLUTIONS*
*C/O GCI LIBERTY, INC.*
*P.O. BOX 1342*
*BRENTWOOD, NY 11717*

**SCAN TO**
**VIEW MATERIALS &VOTE**

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

E79244-P18492

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

GCI LIBERTY, INC.

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) John C. Malone
02) Richard R. Green

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Signature [PLEASE SIGN WITHIN BOX] Date

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYE79244-P18492Nominees:Please indicate if you plan to attend this meeting.For address changes and/or comments, please check this boxand write them on the back where indicated.1. Election of Directors ! ! !ForAllWithholdAllFor AllExceptFor Against Abstain! !! ! !!GCI LIBERTY, INC. To withhold authority to vote for any individualnominee(s), mark "For All Except" and write theThe Board of Directors recommends a vote FOR all the number(s) of the nominee(s) on the line below.nominees listed in Proposal 1.BROADRIDGE CORPORATE ISSUER SOLUTIONSC/O GCI LIBERTY, INC.P.O. BOX 1342BRENTWOOD, NY 1171701) John C. Malone02) Richard R. GreenThe Board of Directors recommends a vote FOR Proposal 2.2. A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2019.NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.Yes NoSCAN TOVIEW MATERIALS & VOTE wVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 p.m. Eastern Time on June 23, 2019 for shares held directly and by 11:59 p.m.Eastern Time on June 19, 2019 for shares held in the Liberty Media 401(k) Savings Plan or theGCI 401(k) Plan. Follow the instructions to obtain your records and to create an electronicvoting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please follow theinstructions above to vote using the Internet and, when prompted, indicate that you agreeto receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.Eastern Time on June 23, 2019 for shares held directly and by 11:59 p.m. Eastern Time onJune 19, 2019 for shares held in the Liberty Media 401(k) Savings Plan or the GCI 401(k) Plan.Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have providedor return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Address Changes/Comments: _______________________________________________________________________________________________________________________________________________________________________________________(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Proxy Statement and Annual Report are available at www.proxyvote.com.E79245-P18492GCI LIBERTY, INC.Annual Meeting of StockholdersJune 24, 2019, 8:00 a.m. local timeThis proxy is solicited by the Board of DirectorsThe undersigned hereby appoint(s) Richard N. Baer and Mark D. Carleton, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A common stock, Series B common stock and/or Series A Cumulative Redeemable Preferred Stock held by the undersigned at the Annual Meeting of Stockholders to be held at 8:00 a.m., local time, on June 24, 2019, at the corporate offices of GCI Liberty, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112 and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.CONTINUED AND TO BE SIGNED ON REVERSE SIDE